SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

LIFEWAY FOODS, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

Notice of 2025 Annual Shareholders Meeting

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”) of Lifeway Foods, Inc. (the “Company”).

The proxy statement, accompanying proxy card, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) and Amendment No. 1 to Form 10-K, were first sent or given to our shareholders on or about December 1, 2025.

Date	December 29, 2025

Time	11:00 A.M. Central Time

Place

The virtual Annual Meeting can be accessed via the internet by visiting www.virtualshareholdermeeting.com/LWAY2025. To attend the virtual Annual Meeting, you must be a shareholder on the record date and have previously registered to attend the meeting. Register to attend the Annual Meeting on or before 11:00 A.M. Central Time on December 28, 2024 by visiting www.proxyvote.com.. You will need the 16-digit control number found on your WHITE proxy card or WHITE voting instruction form. You will receive a confirmation e-mail with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/LWAY2025 and entering the same 16-digit control number you used to pre-register and as shown in your confirmation e-mail. Beneficial shareholders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the meeting, beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting and submit it through the “Ask a Question” box.

Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at 10:45 A.M. Central Time and the meeting will begin promptly at 11:00 A.M. Central Time. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LWAY2025.

Record date	November 5, 2025. Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy via the Internet, QR code or by mail as soon as possible.

You may vote on these matters at the Annual Meeting or by proxy. Whether or not you plan to attend the meeting, please promptly complete and return the enclosed WHITE proxy card in the enclosed addressed, postage-paid envelope or vote via the Internet or QR code by following the instructions provided on the WHITE proxy card, so that your shares will be represented and voted at the meeting in accordance with your wishes.

Items of business	1.	To elect eight (8) members of Lifeway’s Board of Directors to serve until the 2026 Annual Meeting of Shareholders (or until successors are elected and qualified).
	2.	To approve and adopt amendments to the Company’s Articles of Incorporation to provide for (a) the amendment and restatement of the Company’s Articles of Incorporation to effectuate ministerial changes and to provide for director exculpation and (b) director indemnification and expense advancement.
	3.	To ratify Grant Thornton LLP as our independent auditor for fiscal year 2025.
	4.	To approve, by non-binding advisory vote, executive compensation.
	5.	Vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote.
	6.	To consider a non-binding shareholder proposal regarding formation of a committee of the Board to conduct reviews of the Company’s management, the Company’s strategic plan and the Company’s strategic alternatives.
	7.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Company’s Board of Directors (the “Board”) strongly recommends that you vote on the WHITE proxy card “FOR” the election of the Board’s nominees, “FOR” Proposal Two, “FOR” Proposal Three, “FOR” Proposal Four, for a frequency of “EVERY ONE YEAR” for Proposal Five and “AGAINST” Proposal Six.

Your vote is especially important at this year’s Annual Meeting. As you may have seen, Edward Smolyansky (“ES”), a shareholder of the Company, has notified the Company of his intent to nominate each of George Sent and ES (the “Opposition Nominees”) for election as directors at the Annual Meeting in opposition to two (2) of the eight (8) nominees by the Board (the “Board’s Slate”). The Board does not endorse the Opposition Nominees and unanimously recommends that you vote FOR the election of each of the nominees on the Board’s Slate and WITHHOLD any vote for the Opposition Nominees on the enclosed WHITE proxy card or voting instruction form.

The Board strongly urges you NOT to sign or return any proxy card sent to you by ES. If you have already submitted a proxy card sent to you by ES, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card or voting instruction form and returning it in the enclosed postage-paid envelope or by voting via Internet or QR code by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. THE SECURITIES AND EXCHANGE COMMISSION RULES REQUIRE US TO USE A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S WHITE PROXY CARD IS REQUIRED TO LIST THE OPPOSITION NOMINEES IN ADDITION TO THE NOMINEES ON THE BOARD’S SLATE. AS SUCH, IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE EIGHT (8) NOMINEES AND OTHER PROPOSALS RECOMMENDED BY THE BOARD.

By Order of the Board of Directors

/s/ Dorri McWhorter
Dorri McWhorter
Chairperson
December 1, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING TO BE HELD ON DECEMBER 29, 2025

The proxy statement, the accompanying proxy card, the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) and Amendment No. 1 to the Form 10-K are available free of charge at www.virtualshareholdermeeting.com/LWAY2025. Information on this website, other than this proxy statement, is not a part of this proxy statement.

Please sign, date and promptly return the enclosed WHITE proxy card in the envelope provided, or submit your proxy and voting instructions over the Internet or by QR code by following the instructions on the enclosed WHITE proxy card, so that you may be represented at the Annual Meeting.

********************

The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement, including the appendices, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the proxy statement or if you need assistance voting your shares, please contact the Secretary of the Company, Julie Smolyansky at (847) 967-1010.

LIFEWAY FOODS, INC.

6431 West Oakton Street

Morton Grove, Illinois 60053

_________________________________

PROXY STATEMENT

_________________________________

2025 ANNUAL MEETING OF SHAREHOLDERS

DECEMBER 29, 2025

Table of Contents

1.	INFORMATION ABOUT THE ANNUAL MEETING	1

2.	PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING	9

	PROPOSAL ONE: ELECTION OF DIRECTORS	9

	PROPOSAL TWO: APPROVAL AND ADOPTION OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR RESTATEMENT, DIRECTOR EXCULPATION AND DIRECTOR INDEMNIFICATION	10

	PROPOSAL THREE: RATIFY GRANT THORNTON AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2024	14

	PROPOSAL FOUR: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	15

	PROPOSAL FIVE: NON-BINDING ADVISORY VOTE ON FREQUENCY OF SAY ON PAY	17

	PROPOSAL SIX: NON-BINDING PROPOSAL REGARDING FORMATON OF A COMMITTEE OF THE BOARD	18

3.	CORPORATE GOVERNANCE AT LIFEWAY	20

4.	LIFEWAY’S BOARD OF DIRECTORS	22

5.	NAMED EXECUTIVE OFFICER COMPENSATION	36

6.	OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54

7.	AUDIT MATTERS	57

8.	OTHER MATTERS	59

i

1.       INFORMATION ABOUT THE ANNUAL MEETING

Date	December 29, 2025

Time	11:00 A.M. Central Time

Place

To attend the virtual Annual Meeting, you must be a shareholder on the record date and have previously registered to attend the meeting. Register to attend the Annual Meeting on or before 11:00 A.M. on December 28, 2024 by visiting www.proxyvote.com.. You will need the 16-digit control number found on your WHITE proxy card or WHITE voting instruction form. You will receive a confirmation e-mail with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/LWAY2025 and entering the same 16-digit control number you used to pre-register and as shown in your confirmation e-mail. Beneficial shareholders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the meeting, beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting and submit it through the “Ask a Question” box.

Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at 10:45 A.M. Central Time and the meeting will begin promptly at 11:00 A.M. Central Time. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LWAY2025 ..

The enclosed proxy is solicited by the Board of Directors (the “Board”) of LIFEWAY FOODS, INC. (“Lifeway,” “we,” “us,” or the “Company”) for use at Lifeway’s 2025 Annual Meeting of Shareholders (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”).

Why am I receiving these materials?

This proxy statement and the accompanying WHITE proxy card are furnished in connection with the solicitation of proxies by the Board for use at the Annual Meeting.

Your vote is very important. Please sign, date and return the WHITE proxy card in the postage-paid envelope provided, or use the Internet or QR code voting instructions on the WHITE proxy card even if you plan to attend the Annual Meeting. If you hold your shares in an account at a broker, bank or other nominee, follow the instructions provided by your nominee to vote your shares. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following proposals at the Annual Meeting:

☐	To elect eight (8) members of the Board to serve until the 2026 Annual Meeting of Shareholders (or until successors are elected and qualified) (Proposal One);

☐	To approve and adopt amendments to the Company’s Articles of Incorporation to provide for (a) the amendment and restatement of the Company’s Articles of Incorporation to effectuate ministerial changes and to provide for director exculpation and (b) director indemnification and expense advancement. (Proposal Two);

☐	To ratify Grant Thornton LLP as our independent auditor for fiscal year 2025 (Proposal Three);

☐	To approve, by non-binding advisory vote, the compensation paid to our named executive officers (Proposal Four);

☐	To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote (Proposal Five); and

☐	To consider a non-binding shareholder proposal regarding formation of a committee of the Board to conduct reviews of the Company’s management, the Company’s strategic plan and the Company’s strategic alternatives (Proposal Six).

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Your vote is especially important at this year’s Annual Meeting. As you may have seen, Edward Smolyansky (“ES”), a shareholder of the Company, has notified the Company of his intent to nominate each of George Sent and ES (the “Opposition Nominees”) for election as directors at the Annual Meeting in opposition to two (2) of the eight (8) nominees recommended by the Board – Kirk Chartier, Juan Carlos (JC) Dalto, Rachel Drori, Andee Harris, Susie Hultquist, Dorri McWhorter, Jason Scher, Julie Smolyansky (collectively, the “Board’s Slate”). The Board does not endorse any candidate nominated by ES and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board and WITHHOLD your vote for the Opposition Nominees by using the enclosed WHITE proxy card or voting instruction form.

The Board strongly urges you NOT to sign or return any proxy card sent to you by ES. You should refer to ES’ proxy statement for the name, background, qualifications and other information concerning the Opposition Nominees. ES’ proxy statement and any other relevant documents can be accessed without cost at the SEC’s website, http://www.sec.gov. We are not responsible for the accuracy of any information provided by or relating to ES or the Opposition Nominees.

If you have already submitted a proxy card sent to you by ES, you can revoke such proxy and vote for the Board’s Slate and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card or voting instruction form and returning it in the enclosed postage-paid envelope or by voting via Internet or QR code by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

How does the Board recommend that I vote on these proposals?

The Board recommends that you vote your shares:

☐	“FOR” the election of the Board’s director nominees named in this proxy statement (which nominees are Kirk Chartier, Juan Carlos Dalto, Rachel Drori, Andee Harris, Susie Hultquist, Dorri McWhorter, Jason Scher, Julie Smolyansky) (Proposal One);

☐	“FOR” the approval and adoption of amendments to the Company’s Articles of Incorporation to provide for (a) the amendment and restatement of the Company’s Articles of Incorporation to effectuate ministerial changes and to provide for director exculpation and (b) director indemnification and expense advancement. (Proposal Two);

☐	“FOR” the ratification of Grant Thornton LLP as our independent auditor for fiscal year 2025 (Proposal Three);

☐	“FOR” the approval, by non-binding advisory vote, of the compensation paid to our named executive officers (Proposal Four);

☐	For a frequency of “EVERY YEAR,” on a non-binding advisory basis, to hold advisory votes to approve the compensation paid to our named executive officers (Proposal Five); and

☐	“AGAINST” the non-binding shareholder proposal regarding formation of a committee of the Board to conduct reviews of the Company’s management, the Company’s strategic plan and the Company’s strategic alternatives (Proposal Six).

Our Board does not endorse any candidate nominated by ES and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board and WITHHOLD any vote for the Opposition Nominees on the enclosed

WHITE proxy card or voting instruction form.

Who can vote?

Holders of our common stock, par value $.01 per share (the “Common Stock”), as of the close of business on November 5, 2025 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 15,228,763 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Shareholders are not permitted to cumulate votes with respect to the election of directors. We do not have any outstanding shares of preferred stock.

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YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO

ATTEND THE ANNUAL MEETING.

How can I vote my shares?

Shareholders of Record. Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of record of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

If your shares are registered directly in your name with our transfer agent, you are considered a shareholder of record with respect to those shares. If you are a record holder, your proxy materials are being sent to you directly by our transfer agent. If you are a shareholder of record, you may vote your shares in one of the following ways:

To vote THROUGH THE INTERNET, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control information from the enclosed WHITE proxy card. Your Internet vote must be received by 10:59 p.m., Central Time on December 28, 2025 to be counted.

Your WHITE proxy card or WHITE voting instruction form may also include a QR code for voting via your mobile phone. Your vote by mobile phone must be received by 10:59 p.m., Central Time on December 28, 2025 to be counted.

To vote BY MAIL, mark, sign, date and return your WHITE proxy card promptly to be received no later than December 28, 2025, so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Annual Meeting.

To vote IN PERSON, you may attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/LWAY2025 and entering the control number included on the WHITE proxy card that you receive.

Beneficial Shareholders. The method of voting by proxy differs for shares held beneficially through another holder of record (sometimes referred to as holding shares in “street name”). If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by your broker, bank or other nominee, which is considered the shareholder of record with respect to those shares. You may submit your voting instructions to the record holder using the WHITE voting instruction form. The record holder will then vote your shares in accordance with your voting instructions.

If you hold shares in street name and do not provide your broker with specific voting instructions on Proposals 1, 2, 4, 5 and 6, which are considered non-routine matters, your broker does not have the authority to vote on those proposals.

Typically, Proposal 3 would be considered to be a “routine” matter. Accordingly, typically, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other nominee that holds your shares, your broker, bank, or other nominee has discretionary authority to vote your shares on this proposal. However, to the extent that ES provides a voting instruction form to shareholders who hold their shares in “street name,” Proposal 3 will be a “non-routine” matter, and brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting. If, however, the ES does not provide a voting instruction form to shareholders who hold their shares in “street name,” then Proposal 3 would be considered to be a routine matter, and your broker, bank, or other nominee would be able to vote upon the matter if you do not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to Proposal 3. In that case, if you do not instruct your broker how to vote with respect to Proposal 3, your broker may not vote with respect to such proposal.

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If you hold your shares in street name, you can only vote online during the virtual Annual Meeting if you have a legal proxy from the record holder (the broker, bank, or other nominee that holds your shares) assigning its voting authority to you. Please promptly contact the record holder that holds your shares for instructions on how to obtain a legal proxy if you intend to vote by ballot during the virtual Annual Meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting and submit it through the “Ask a Question” box.

Holding shares in multiple accounts: Certain of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you submit every WHITE proxy card or WHITE voting instruction form you receive.

The Board strongly urges you to discard and NOT vote using the blue proxy card or voting instruction form sent to you by ES.

With respect to Proposal 1: Election of eight (8) directors to hold office until the 2026 annual meeting of shareholders, and until their respective successors shall have been duly elected and qualified: While you may mark instructions with respect to any of the nominees, you should mark a vote “FOR” only eight (8) nominees in total. If you vote “FOR” more than eight (8) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. You are permitted to vote for fewer than eight (8) nominees. If you vote “FOR” fewer than eight (8) nominees, your shares will only be voted “FOR” the nominees you mark. If you sign and return your WHITE proxy card and do not specify or direct how you want your shares to be voted, they will be voted “FOR” all of the Board’s recommended nominees. If ES withdraws or abandons his solicitation or fails to comply with the SEC’s universal proxy rules, any votes cast in favor of the Opposition Nominees will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or ES’ proxy card of another color.

What should I know about attending the Annual Meeting?

To attend the virtual Annual Meeting, you must be a shareholder on the record date and have previously registered to attend the meeting. At the virtual Annual Meeting, you will be able to listen to the meeting live, submit questions, and vote online.

Register to attend the Annual Meeting on or before 11:00 P.M. on December 28, 2025 by visiting www.virtualshareholdermeeting.com/LWAY2025. You will need the 16-digit control number found on your WHITE proxy card or WHITE voting instruction form.

You will receive a confirmation e-mail with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/LWAY2025 and entering the same 16-digit control number you used to pre-register and as shown in your confirmation e-mail. Beneficial shareholders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the meeting, beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting and submit it through the “Ask a Question” box.

Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at 10:45 A.M. Central Time and the meeting will begin promptly at 11:00 A.M. Central Time. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LWAY2025.

Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to participate in the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under the Company’s bylaws (as amended, the “Bylaws”) and Illinois law. A majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, we may adjourn the Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

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How many votes are needed for approval of each proposal?

Shares of Common Stock that are voted “FOR,” “WITHHOLD,” “ABSTAIN” or “AGAINST,” as applicable, on a matter are treated both as being present for purposes of establishing a quorum and as shares entitled to vote at the Annual Meeting with respect to such matter (the “Votes Cast”). Broker non-votes (i.e., shares of Common Stock held as of the Record Date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business on a matter, but will not be counted for purposes of determining the number of Votes Cast with respect to that matter. Abstentions, Withhold and broker non-votes, if any, will have no effect on proposals that require a plurality and broker non-votes will have no effect on proposals that require a majority of Votes Cast for approval.

Broker non-votes result from shares that are held by a bank, broker or other nominee that are represented at the Annual Meeting, but with respect to which the nominee holding those shares (i) has not received instructions from the beneficial owner of the shares to vote on the particular proposal and (ii) does not have discretionary voting power with respect to the particular proposal. Whether a bank, broker, or other nominee has authority to vote shares that it holds is determined by stock exchange rules. Banks, brokers and other nominees holding shares of record for beneficial owners do not have the discretion to vote on any of the proposals at the Annual Meeting except Proposal 3 unless they receive voting instructions from the beneficial owners of the shares. However, if a bank, broker or other nominee mails ES’ proxy materials to the accounts of any underlying beneficial owners, then such bank, broker or other nominee will not be able to exercise its discretion to vote with respect to such accounts on any of the proposals at the Annual Meeting.

The votes needed to approve each proposal are as follows:

☐	Proposal One: Because this year there are more nominees than available seats on the Board, each director is elected by a plurality of the Votes Cast instead of a majority of Votes Cast. A plurality means that the eight (8) nominees with the largest number of FOR votes are elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

☐	Proposal Two: Requires the affirmative vote of two-thirds of the outstanding shares of Common Stock entitled to vote on Proposed Amendments for approval.

☐	Proposal Three: Requires the affirmative vote of a majority of the Votes Cast for approval.

☐	Proposal Four: Requires the affirmative vote of a majority of the Votes Cast for approval.

☐	Proposal Five: Requires the affirmative vote of a majority of the Votes Cast for approval.

☐	Proposal Six: Requires the affirmative vote of a majority of the Votes Cast for approval.

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What is the effect of giving a proxy?

Proxies are being solicited by and on behalf of the Board. The Board has designated our Chief Executive Officer (“CEO”), Julie Smolyansky, and our Chief Financial Officer (“CFO”), Eric Hanson, and each or any of them, as proxies to vote the shares of Common Stock solicited on its behalf.

You may vote your proxy as described above. As a shareholder of record, if you submit your proxy, but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in accordance with the recommendation of the Board.

In their discretion, the proxy holders named in the proxy are also authorized to vote on any other matters that may properly come before the Annual Meeting. The Board knows of no other items of business as of the date of this proxy statement that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Can I change my vote or revoke my proxy?

Shareholder of Record. If you are a shareholder of record, you can change your vote or revoke your proxy by:

•	entering a new vote by Internet or QR code (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
•	delivering a written notice of revocation, which must be received prior to the Annual Meeting, to our Corporate Secretary at Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, IL 60053, Attention: Corporate Secretary; or
•	attending and voting by ballot at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street Name Shareholder. If you are a street name shareholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy. Please note that if your shares are held of record by a bank, broker, or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker, or other nominee).

What happens if ES withdraws or abandons his solicitation or fails to comply with the SEC’s universal proxy rules and I already granted proxy authority in favor of the Opposition Nominees?

Shareholders are encouraged to submit their votes on the WHITE proxy card. If ES withdraws or abandons his solicitations or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, stockholders can still sign and date a later submitted WHITE proxy card.

If ES withdraws or abandons his solicitation or fails to comply with the SEC’s universal proxy rules, any votes cast in favor of the Opposition Nominees will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or ES’ proxy card of another color.

Am I entitled to dissenters’ right of appraisal?

Under Illinois General Corporation Law and Lifeway’s Certificate of Incorporation, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted on at the Annual Meeting.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

The Board is soliciting proxies for use at the Annual Meeting by means of these proxy materials. By signing, dating and returning the WHITE proxy card, or by submitting your proxy over the Internet or by QR code using the instructions in this proxy statement, you are authorizing the persons named as proxies to vote your shares at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees and certain executive officers and other employees of the Company.

Lifeway will bear the entire cost of solicitation of proxies for the Annual Meeting by the Board, including the cost of preparing, printing and distributing the Company’s proxy materials.

The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, director nominees, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

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Copies of our solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The Company expects to reimburse brokerage firms, banks, custodians, and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Our expenses related to the Board’s solicitation of proxies from the shareholders this year may substantially exceed those normally spent for an annual meeting of shareholders. Such additional costs are expected to aggregate to approximately $250,000. These additional solicitation costs are expected to include: fees of outside counsel to advise us in connection with a contested solicitation of proxies; the fees of an independent inspector of elections; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of Common Stock.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of our proxy materials and the Annual Report, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs, mailing costs and fees. If you currently receive multiple copies of the proxy materials at the same address and wish to opt in to householding, or if you currently do not receive multiple copies and wish to opt out of householding, you may notify us in writing or by telephone. Lifeway will also promptly deliver an additional copy of the proxy materials to any shareholder who requests one. Any such request should be directed to Lifeway’s Corporate Secretary at the following address and telephone number.

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, IL 60053

Tel: (847) 967-1010

Attention: Corporate Secretary

Street name shareholders may contact their broker, bank or other nominee to request information about householding.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K, then we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What is the deadline to propose actions for consideration at the Company’s 2026 annual meeting of shareholders or to nominate individuals to serve as directors?

Pursuant to the Cooperation Agreement (the “Cooperation Agreement”), dated as of September 30, 2025, between the Company and the Danone North America PBC (“Danone”), we have agreed to have our 2026 annual meeting of shareholders (the "2026 Annual Meeting") on or prior to June 30, 2026. In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s proxy statement to be issued in connection with the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”), we must receive such shareholder proposals no later than January 6, 2026. Any such shareholder proposal submitted, including the accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026. All shareholder proposals and proxy solicitation notices must be made in writing and addressed to Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, IL 60053, Attn: Corporate Secretary.

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The Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before 2026 Annual Meeting, a shareholder must provide timely written notice to the Company’s Corporate Secretary, at the principal executive offices of the Company, and any such proposal or nomination must constitute a proper matter for shareholder action. The written notice must contain the information specified in the Bylaws. To be timely, a shareholder’s written notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 12, 2026, and no later than March 14, 2026.

Who should I contact if I have questions?

If you have additional questions about the election of directors, other matters to be voted on at the Annual Meeting, this proxy statement or the Annual Meeting, or if you need assistance voting your shares, please contact Secretary of the Company at the following address and telephone number.

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, IL 60053

Tel: (847) 967-1010

Attention: Corporate Secretary

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF THE BOARD’S SLATE, “FOR” PROPOSAL TWO, “FOR” PROPOSAL THREE, “FOR” PROPOSAL FOUR, FOR “EVERY YEAR” IN PROPOSAL FIVE, AND “AGAINST” PROPOSAL SIX USING THE ENCLOSED WHITE PROXY CARD.

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2.       PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board currently consists of eight (8) directors, all of whom have been nominated for re-election (the “Board’s Slate”). Each nominee comprising the Board’s Slate and the Opposition Nominees has consented to being named as a nominee for election as a director and has agreed to serve if elected. At the Annual Meeting, directors will be elected to serve a term of office ending at the 2026 Annual Meeting or such time as their successors are elected and qualified.

Shareholders and their proxies are being asked to vote “FOR” the eight (8) persons comprising the Board’s Slate and “WITHHOLD” their vote for the two (2) Opposition Nominees:

Name	Board Recommendation
BOARD SLATE
Kirk Chartier	“FOR”
Juan Carlos (“JC”) Dalto	“FOR”
Rachel Drori	“FOR”
Andee Harris	“FOR”
Susie Hultquist	“FOR”
Dorri McWhorter	“FOR”
Jason Scher	“FOR”
Julie Smolyansky	“FOR”

OPPOSITION NOMINEE
George Sent	“WITHHOLD”
Edward Smolyansky	“WITHHOLD”

Cooperation Agreement – Board Refreshment

On September 30, 2025, the Company and the Danone North America PBC (“Danone”) entered into a Cooperation Agreement (the “Cooperation Agreement”).

Pursuant to the Cooperation Agreement, the Company agreed to hold its 2025 annual meeting of shareholders (the “2025 Annual Meeting”) on or before December 31, 2025 and that the Board would nominate for election at the 2025 Annual Meeting a slate consisting of the New Independent Directors (as defined in the Cooperation Agreement), the Additional Independent Director (as defined in the Cooperation Agreement and, collectively with the New Independent Directors, the “New Independent Board Members”) and no more than five current directors. Danone agreed to vote all of the shares of Common Stock it beneficially owns in favor of the Board’s slate if nominated in accordance with the Cooperation Agreement. In addition, Danone agreed to vote in favor of any proposals recommended by the Board for amendments to the Company’s Articles of Incorporation providing for customary director exculpation and indemnification provisions, so long as such provisions do not provide any additional protection with respect to, or otherwise apply to, the conduct by, or at the direction of, the Company or the Board, which is the subject of the pending litigation between the Company and Danone relating to the Stockholders’ Agreement, or retroactively apply to actions or inactions before the 2025 Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees on the Board Slate and “WITHHOLD” your vote for the Opposition Nominees.

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PROPOSAL TWO: APPROVAL AND ADOPTION OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR RESTATEMENT, DIRECTOR EXCULPATION AND DIRECTOR INDEMNIFICATION

Shareholders are being asked to approve and adopt amendments to Lifeway’s Articles of Incorporation, as amended (the “Articles”), to provide for customary director exculpation, director indemnification and expense advancement to the fullest extent permitted by the Illinois Business Corporation Act, as amended (the “IBCA”), and restate the Articles to make other ministerial changes. The proposed amendments to be approved and adopted by Lifeway’s shareholders are set forth in Item 2(a) (the “Restatement Proposal”) and Item 2(b) (the “Indemnification Proposal” and, together with the Restatement Proposal, the “Proposed Amendments”) and will be voted on separately. Approval and adoption of one of the Proposed Amendments is not conditioned upon approval and adoption of the other Proposed Amendment.

Proposed Amendments

The IBCA permits Illinois corporations to limit or eliminate directors’ personal liability under certain circumstances and to indemnify and advance expenses for directors in connection with certain actions. As discussed below, the Articles do not currently provide for exculpation of directors or indemnification of directors. The Board is recommending that shareholders approve and adopt the Proposed Amendments to provide for these customary protections and to restate the Articles to make other ministerial changes.

Item 2(a): Approval and Adoption of Amendment to Articles to Provide for the Amendment and Restatement of the Articles to Effectuate Ministerial Changes and to Provide for Director Exculpation

The Exculpatory Amendment. The IBCA permits Illinois corporations to exculpate their directors from personal liability in certain circumstances. Currently, the Articles do not include an exculpatory provision. The discussion regarding this portion of the Restatement Proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Article Seven of the Articles, which is set forth below and would replace the current Article Seven in its entirety (the “Exculpatory Amendment”):

ARTICLE SEVEN

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 8.65 of the Business Corporation Act or any successor provision thereto or (d) for any transaction from which the director derived an improper personal benefit; provided, however, that the foregoing shall not eliminate or limit the liability of a director for any act or omission occurring before the date on which this Article Seven becomes effective. If the Business Corporation Act is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act as so amended but only with respect to any act or omission occurring on or after the date on which this Article Seven becomes effective.

Any amendment, repeal or modification of any provision contained in this Article Seven, or the adoption of any provision of the Articles inconsistent with this Article Seven, shall not adversely affect any right or protection of any current or former director of the corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

The Exculpatory Amendment would not exculpate directors from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, under Section 8.65 of the IBCA (which pertains to distributions and dissolved corporations, among other things) or pertaining to any transaction in which the director derived an improper personal benefit. The Exculpatory Amendment would provide that if the IBCA is further amended to eliminate or limit the personal liability of directors, the liability of directors will be limited to the fullest extent permitted by law, as so amended but only with respect to any act or omission occurring on or after the date of the filing of amended and restated articles of incorporation reflecting the Exculpatory Amendment. The Exculpatory Amendment would apply prospectively from the date of such filing and would not eliminate or limit the liability of a director for any act or omission occurring before such date. As provided in the Exculpatory Amendment, any amendment, repeal or modification of the Exculpatory Amendment, or the adoption of any provision of the Articles inconsistent with the Exculpatory Amendment, by the shareholders or otherwise may not adversely affect any right or protection of any current or former director with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

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The Board believes the Exculpatory Amendment is advisable and in the best interests of the Company and its shareholders because it strikes a balance between shareholders’ interest in director accountability and shareholders’ interest in the Company’s ability to attract and retain qualified directors and to reduce litigation and insurance costs associated with lawsuits. In the absence of such an exculpatory charter provision, individuals might be deterred from serving as directors due to potential exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. The Exculpatory Amendment would empower directors to exercise their business judgment in furtherance of shareholders’ interests without the potential for distraction associated with the risk of personal liability arising from the good faith performance of corporate duties.

In determining that the Exculpatory Amendment is in the best interests of the Company and its shareholders, the Board took into account the narrow class and type of claims for which directors would be exculpated and the benefits the Board believes would accrue to the Company and its shareholders, including enhancing the Company’s ability to attract and retain well-qualified and experienced individuals to serve as directors and potentially reducing future litigation costs. The Board also noted that the Company is currently involved in certain pending litigation matters. The Exculpatory Amendment would not apply to or have any effect on such existing proceedings, which will continue to be governed by the law and governing documents in effect prior to the filing of amended and restated articles of incorporation reflecting the Exculpatory Amendment.

Ministerial Changes. The Restatement Proposal also includes the proposed restatement of the Articles to reflect the changes indicated in Appendix A (such changes other than the Exculpatory Amendment and the Indemnification Amendment (as defined below), the “Ministerial Changes”), including to (i) add the date of incorporation (Article One), (ii) update the name and address of Lifeway’s registered agent (Article Two), (iii) define the term Business Corporation Act (Article Three), (iv) conform language to the Articles from a previous Board resolution (Article Four), (v) add the number of shares issued and paid-in capital as of the date of filing the amended and restated articles of incorporation with the Illinois Secretary of State (Article Five), (vi) move the prohibition on cumulative voting from Article Four to a separate article (Article Six), (vii) remove the names and addresses of the initial directors (previous Article Six), (viii) remove optional provisions from the form articles of incorporation provided by the Illinois Secretary of State (previous Articles Seven and Eight), (ix) remove the names and addresses of the incorporators and (x) and fix typographical errors. In Appendix A, additions are indicated by bold and underlined text, and deletions are indicated in bold and strike-through text; no changes are marked where text in all capitalized letters has been changed to lowercase letters.

The Board recommends that shareholders vote “FOR” the approval and adoption of the Restatement Proposal (which includes the Exculpatory Amendment).

Item 2(b): Approval and Adoption of Amendment to Articles to Provide for Director Indemnification and Expense Advancement

The IBCA permits Illinois corporations to indemnify and advance expenses for directors in connection with certain actions. Currently, the Articles do not contain an indemnification or advancement of expenses provision. The Board has adopted and recommends that all shareholders approve and adopt this Proposed Amendment to include an indemnification provision. The discussion regarding this Proposed Amendment is qualified in its entirety by reference to the complete text of the proposed amendment to Article Eight of the Articles, which is set forth below and would replace the current Article Eighth in its entirety (the “Indemnification Amendment”):

ARTICLE EIGHT

The corporation shall indemnify its directors to the fullest extent authorized or permitted by the Business Corporation Act, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives; provided, however, that such right to indemnification shall apply to any action, suit or proceeding (or part thereof) brought by a director only under the circumstances permitted by the corporation’s by-laws (as amended or amended and restated from time to time). A director’s right to indemnification conferred by this Article Eight shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director presents to the corporation a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the corporation under this Article Eight or otherwise. The foregoing provisions of this paragraph shall apply only prospectively from the date on which this paragraph becomes effective and shall not apply to or have any effect on any act, omission, event or proceeding occurring prior to such date.

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Any amendment, repeal or modification of any provision contained in this Article Eight, or the adoption of any provision of the Articles inconsistent with this Article Eight, shall not adversely affect any right or protection of any current or former director of the corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

The Indemnification Amendment would provide that the Company must (a) indemnify its directors to the fullest extent permitted by the IBCA (except that such right of indemnification would apply to any action, suit or proceeding (or part thereof) brought by a director only under the circumstances permitted by the Bylaws) and (b) advance expenses incurred by its directors in defending or otherwise participating in any proceeding in advance of its final disposition provided that the director undertakes to pay any amounts advanced if it is ultimately determined that the director is not entitled to indemnification. Although the Bylaws do not currently limit indemnification rights with respect to actions, suits or proceedings (or parts thereof) brought by directors, following the Annual Meeting, the Board expects to amend the Bylaws to provide that the Company shall not be required to indemnify any director in connection with any such action, suit or proceeding (or part thereof) unless (i) such action, suit or proceeding (or part thereof) was authorized in the specific case by the Board (or any duly authorized committee thereof), (ii) such indemnification is specifically authorized by an agreement approved by the Board or (iii) such action, suit or proceeding is brought to recover any unpaid amounts of a claim or the advancement of expenses to which such officer is entitled under the Bylaws. The right to indemnification would continue after a director ceases to serve as a Company director and would inure to the benefit of the director’s heirs, executors and personal and legal representatives. The Indemnification Amendment would apply only prospectively from the date of the filing of amended and restated articles of incorporation, or a certificate of amendment, reflecting the Indemnification Amendment and would not apply to or have any effect on any act, omission, event or proceeding occurring prior to such date. As provided in the Indemnification Amendment, any amendment, repeal or modification of the Indemnification Amendment, or the adoption of any provision of the Articles inconsistent with the Indemnification Amendment, by the shareholders or otherwise may not adversely affect any right or protection of any current or former director of the Company with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

The Board believes that the Indemnification Amendment is advisable and in the best interests of the Company and its shareholders. The Indemnification Amendment reinforces the Company’s commitment to protecting those individuals who serve as its directors, thereby supporting the Company’s ability to attract and retain well-qualified and experienced individuals for these critical roles. The Board also believes that providing clear indemnification and expense advancement rights reduces uncertainty and potential distraction associated with the risk of personal financial exposure arising from the good faith performance of corporate duties.

In considering the Indemnification Amendment, the Board noted that the Company is currently involved in certain pending litigation matters. The Indemnification Amendment would not apply to or have any effect on such existing proceedings, which will continue to be governed by the law and governing documents in effect prior to the effectiveness of the Indemnification Amendment.

The Board recommends that shareholders vote “FOR” the approval and adoption of the Indemnification Amendment.

Vote Required

Under Section 10.20 of the IBCA, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote on the Proposed Amendments is required to approve and adopt each of Item 2(a) (the Restatement Proposal, including the Exculpatory Amendment) and Item 2(b) (the Indemnification Amendment). Abstentions and broker non-votes, if any, have the same effect as votes against Item 2(a) and Item 2(b).

Additional Information

The full text of the amended and restated articles of incorporation implementing the Proposed Amendments is set forth in Appendix A. Additions and deletions implementing the Proposed Amendments are indicated, respectively, by bold and underlined text and bold and strike-through text. No changes are marked where text in all capitalized letters has been changed to lowercase letters.

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Neither the approval and adoption of the Restatement Proposal nor the approval and adoption of the Indemnification Proposal is conditioned on the approval and adoption of the other. If shareholders approve and adopt both of the Proposed Amendments by the requisite vote, the Company will file amended and restated articles of incorporation with the Illinois Secretary of State to implement each of the Proposed Amendments. If only the Restatement Proposal is approved and adopted by the requisite vote, the Company will file amended and restated articles of incorporation with the Illinois Secretary of State to implement the Exculpatory Amendment and the Ministerial Changes, and the Exculpatory Amendment and Ministerial Changes will become effective upon the filing of the amended and restated articles of incorporation with the Illinois Secretary of State. If only the Indemnification Proposal is approved and adopted by the requisite vote, the Company will file articles of amendment with the Illinois Secretary of State to implement the Indemnification Amendment, and the Indemnification Amendment will become effective upon the filing of the articles of amendment with the Illinois Secretary of State. Any Proposed Amendment that does not receive the requisite vote will not be implemented.

The Board of Directors recommends that you vote “FOR” the approval and adoption of each of the Proposed Amendments.

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PROPOSAL THREE: RATIFY GRANT THORNTON AS OUR INDEPENDENT AUDITOR FOR

FISCAL YEAR 2025

On March 13, 2025, Lifeway’s Audit and Corporate Governance Committee of the Board (the “Audit and Corporate Governance Committee”) unanimously approved the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit and Corporate Governance Committee considers the selection of Grant Thornton to be in the best interests of Lifeway and our shareholders. While the Audit and Corporate Governance Committee is responsible for the appointment, compensation, retention, termination, and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that shareholders ratify that selection. Our Audit and Corporate Governance Committee first engaged Grant Thornton on December 6, 2022 and Grant Thornton has been our independent registered public accounting firm since that date for periods ending after that date. A representative of Grant Thornton is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and respond to appropriate questions.

Ratification

The approval of the ratification of the appointment of Grant Thornton as our independent auditors for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the Votes Cast. If the shareholders fail to ratify the selection, the Audit and Corporate Governance Committee may, but is not required to, reconsider whether to retain Grant Thornton. Even if the selection is ratified, the Committee in its discretion may direct the appointment of a different registered independent accountant at any time during the year if the Committee and Board determine that such a change would be in the best interest of Lifeway and its shareholders.

For information regarding audit and other fees billed by Grant Thornton, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

The Board of Directors recommends that you vote “FOR” the ratification of our independent auditor.

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PROPOSAL FOUR: NON-BINDING advisory vote on executive compensation

We believe that both Lifeway and its shareholders benefit from sound corporate governance and compensation policies. As part of our obligations under Section 14A of the Exchange Act, and as part of our good corporate governance and overall shareholder outreach efforts, our Board has determined to provide annual opportunities for our shareholders to cast advisory votes on the compensation of our named executive officers (commonly referred to as a “Say on Pay Proposal”) even though the last shareholder vote on the “Frequency of Say on Pay” recommended a Say on Pay Vote every three years. Our Board believes that both Lifeway and its shareholders will benefit from more frequent shareholder input on Say on Pay.

We are asking our shareholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the Compensation Overview section of this proxy statement. Our Board and the Compensation Committee value the opinions expressed by our shareholders and will consider the results of this say-on-pay vote when evaluating our executive compensation program in the future.

2024 “Say-on-Pay” Vote, Shareholder Engagement Process and Input from Shareholders

The shareholder advisory votes on say on pay increased from 54.8% in 2023 to 58.5% in 2024. The Compensation Committee, along with the Board of Directors and the Company’s management continued our commitment to improving shareholder approval of the say on pay proposal. In order to gain a better understanding of our shareholders’ perspectives on our executive compensation program, we continued to carry out our campaign of engagement with shareholders.

Approximately 63% of our outstanding common stock is beneficially owned by Julie Smolyansky, our CEO and a member of the Board, Ludmila Smolyansky, Edward Smolyansky and Danone. The remainder of the Company’s stock is largely held by shareholders holding small numbers of shares in street name, which makes identification of shareholders difficult. The Company identified and contacted its top 25 shareholders (other than Danone, executive officers or directors of the Company and their relatives) who in the aggregate held approximately 30% of our outstanding common stock. The Company’s CEO, CFO and Lead Independent Director offered to meet with such shareholders and met with five. Investors also reached out the Company with questions throughout the year.

Investors raised questions on a range of topics, including risk oversight, cybersecurity, and supply chain management. Several shareholders also inquired about succession planning and the board refreshment process. The Company provided information to the extent possible given confidentiality and regulatory constraints. All shareholders sought updates regarding the consent solicitation by Edward Smolyansky and the unsolicited offer from Danone; however, many of those questions could not be addressed due to confidentiality and regulatory constraints. Shareholders consistently praised the Company’s leadership for its strong performance and strong execution during this challenging period.

On September 30, 2025, we entered into the Cooperation Agreement, pursuant to which we agreed to comply with the terms of that certain Stockholders’ Agreement dated as of October 1, 1999 (as amended, the “Stockholders’ Agreement”), by and among the Company, Danone Foods, Inc., Michael Smolyansky, Ludmila Smolyansky, Julie Smolyansky and Edward Smolyansky (without contesting or admitting its validity) except that, among other things, Danone’s consent will not be required for the Company to issue bona fide equity-based compensation to members of our management (excluding Julie Smolyansky, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be made up of the New Independent Board Members). We also agreed with Danone on a framework for governance and cooperation through the Company’s 2026 annual meeting of shareholders, including refreshing the Board as described more fully in Proposal 1.

The Compensation Committee will continue to review how to appropriately compensate our CEO without issuing equity compensation in accordance with the terms of the Cooperation Agreement.

The Company intends to continue its shareholder engagement program as the Company.

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The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers. This vote is advisory only and is not binding on the Company or the Board. Although the vote is non-binding, our Board values the opinions of our shareholders and the Board, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Accordingly, we ask our shareholders to vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The Board of Directors recommends that you vote “FOR” approving the compensation of our named executive officers.

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PROPOSAL FIVE: NON-BINDING advisory vote on FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We believe that both Lifeway and its shareholders benefit from sound corporate governance and compensation policies. As part of our obligations under the Exchange Act, and as part of our good corporate governance and overall shareholder outreach efforts, we provide periodic opportunities for our shareholders to cast advisory votes at least every six years on whether they would prefer to have future “Say on Pay” votes every year, every two years, or every three years, or abstain from voting on this proposal (commonly referred to as a “Say on Frequency” vote). We held a Say on Frequency vote in 2019, where 62.8% of our shareholders voted in favor of holding the Say on Pay vote every three years.

As part of our obligations under Section 14A of the Exchange Act, and as part of our good corporate governance and overall shareholder outreach efforts, beginning in 2023 our Board determined to provide annual opportunities for our shareholders to cast advisory votes on the compensation of our named executive officers (commonly referred to as a “Say on Pay Proposal”) even though the last shareholder vote on the “Frequency of Say on Pay” recommended a Say on Pay Vote every three years. Our Board believes that both Lifeway and its shareholders will benefit from more frequent shareholder input on Say on Pay. Although the vote on this Proposal is advisory and non-binding, the Board values our shareholders' opinions and will consider the outcome of the vote in establishing the frequency with which we will hold advisory votes to approve named executive officer compensation in the future.

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote for a frequency of every “EVERY YEAR” with respect to the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders determine, on a non-binding, advisory basis, that the frequency with which we should submit an advisory vote on the compensation of our named executive officers, as described in the Compensation Overview and the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2025 Annual Shareholders Meeting, to the shareholders is: every year, two years, or three years.”

The Board of Directors recommends that you vote “EVERY YEAR,” on a non-binding advisory basis, to hold advisory votes to approve the compensation paid to our named executive officers.

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PROPOSAL SIX: NON-BINDING SHAREHOLDER PROPOSAL TO form A COMMITTEE OF THE BOARD to conduct reviews of the company’s management, the Company’s strategic plan and the company’s strategic alternatives

Set forth below is a shareholder proposal from Edward Smolyansky, along with his supporting statement, for which the Company and the Board accept no responsibility. Mr. Smolyansky has informed the Company that he is the beneficial owner of shares of the Company with a value in excess of $25,000 and has held these shares continuously for at least one year. We will provide the address and number of shares held by Mr. Smolyansky promptly upon receiving an oral or written request for such information. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting.

Shareholder Proposal

RESOLVED, that the shareholders of Lifeway Foods, Inc. hereby request that the Board of Directors establish a new committee of the Board of Directors that (i) consists solely of two or more independent directors who were first appointed or elected after the Company’s September 30, 2025 public announcement of its agreement to carry out an orderly refreshment of the Board of Directors, (ii) is authorized and directed to conduct evaluations of the performance of the Company’s executive management team, the Company’s strategic plan and the Company’s strategic alternatives, and (iii) is authorized to retain independent financial and legal advisors in connection with such evaluations.

Supporting Statement

Edward Smolyansky believes that Lifeway’s Board of Directors has repeatedly failed to exercise proper oversight of Lifeway’s executive management team, including its chief executive officer, and that such failures directly resulted in the previously announced determination by Danone North America PBC (“Danone”) that it would no longer pursue an acquisition of Lifeway.

Mr. Smolyansky further believes that this decision materially harmed the ability of Lifeway’s shareholders to achieve liquidity for their shares at a meaningful premium to recent trading prices, and that the current members of Lifeway’s Board of Directors who were serving as directors during the course of Danone’s due diligence review of Lifeway will no longer be able to conduct an effective, thorough and disinterested review of Lifeway’s executive management team, its strategic plan or its strategic alternatives. Accordingly, this non-binding advisory proposal would request the Board of Directors to form a committee of two or more new directors who can perform these reviews in a disinterested manner.

Mr. Smolyansky respectfully requests that his fellow shareholders vote “FOR” this non-binding advisory proposal.

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Lifeway Statement in Opposition to Proposal Six

The Board recommends a vote “AGAINST” this shareholder proposal for the following reasons:

•	The Company’s Compensation Committee is responsible for evaluations of the performance of the Company’s executive management team pursuant to its charter and consists entirely of independent directors.
•	by June 30, 2026 the Board will be made up by a majority of New Independent Board Members who will be able to control the make up of the committees of the Board and all Board decisions relating to strategic plans and strategic alternatives.
•	the Board has been, and continues to be, committed to refreshing the Board in a thoughtful manner replacing long serving directors and adding new directors whose skills and knowledge increase the Board’s independence, breadth of experience and effectiveness.

o	In 2021 the Board added Dorri McWhorter, providing additional accounting and finance expertise, as well as experience growing a business as the CEO and adding an additional independent director.
o	In 2022 Mr. Sanchez and Mr. Dalto, each with expertise in dairy consumer products at Danone and other global entities, joined the Board and Mr. Smolyansky was not renominated for election to the Board, replacing one non-independent director with an independent one and increasing the Board again with an additional independent director.
o	In 2023 Ludmila Smolyansky, mother of Julie Smolyansky and Edward Smolyansky, was not renominated for election to the Board and ceased to serve as a director. As a result, the Board again became more independent, with only one non-independent member (the CEO).
o	Since 2022, the Company has been forced to expend management and financial resources related to various challenges from Mr. Smolyansky and Ms. Ludmila Smolyansky, which activities caused the Board and the Company to waste valuable time and money that could otherwise have been used to further increase shareholder value.
o	In 2024, the Company’s Board refreshment proceedings were delayed to give time for the Board to review, negotiate and address various shareholder-related activities. The Company ultimately agreed to Board refreshment parameters set forth in the Cooperation Agreement more specifically discussed in Proposal 1.

•	Only two (2) of the Board’s nominees have served on the Board for more than five (5) years, one of whom is our CEO. The other is Jason Scher who the Company has agreed will not be nominated for re-election at the 2026 Annual Meeting. The remainder of the Board’s nominees are comprised of the New Independent Board Members. Thus at or prior to the 2026 Annual Meeting all decisions will already be controlled by New Independent Board Members, including those reviews that are the subject of the proposal.
•	In January 2022, Mr. Smolyansky was terminated for cause from his position as Lifeway’s Chief Operating Officer following an internal investigation. ES and Ludmila S have repeatedly advocated for a sale, even when the stock was at $5.07 per share in February 2022.
•	The Company has grown significantly and consistently since 2019 under the leadership of Julie Smolyansky and the Board as constituted by directors with historical knowledge of the Company with newer directors who have brought additional expertise, experience and knowledge.

o	Total shareholder return is 788% return over the past five years, outperforming peers and the S&P 500.
o	Revenue has grown approximately 100% since fiscal year 2019.
o	The Company’s record breaking 3rd quarter of 2025 marks six years of uninterrupted quarterly net sales growth.
o	The Company achieved $57.1 million in net sales in the third quarter of 2025, a 29% volume-led net sales increase on a comparable basis, driven by the Company’s flagship Lifeway Kefir.
o	The Company’s 3rd quarter 2025 gross margin expansion of 300 basis points and net income growth of 19% reflects the Company’s disciplined operational execution.

The Board of Directors recommends that you vote “AGAINST” the non-binding shareholder proposal to form a committee of the Board.

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3.       CORPORATE GOVERNANCE AT LIFEWAY

Our shareholders elect the Board, whose primary responsibility is to foster Lifeway’s long-term health, growth, success, and financial condition, consistent with its fiduciary duty to our shareholders. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with the shareholders. The Board establishes broad corporate policies and oversees the members of senior management, who are charged by the Board with conducting Lifeway’s business.

In addition, the Board oversees these general areas of governance, as outlined in more detail in the section entitled “Lifeway’s Board of Directors”:

Audit and Finance	Integrity of financial reporting; internal controls over financial reporting and disclosure controls; internal and external audit; cybersecurity; legal and regulatory compliance; risk assessment and management

Compensation	Pay-for-performance compensation structure development; executive compensation and benefits; peer group analysis; succession plans; non-employee director compensation

Governance	Board and committee effectiveness; director qualification; shareholder engagement, governance framework; governance/corporate structure

Policy and Regulatory	Social responsibility; government relations activity; company policy; regulatory policy; legal and regulatory compliance; shareholder engagement

Key Governance Policies

Clawback Policy

To help support accountability among our management team, the Board has adopted a specific clawback policy which provides for the forfeiture and recoupment of certain executive compensation in the event of a required accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. This policy is effective as of November 9, 2023 and applies to incentive compensation that is approved, awarded or granted to executive officers on or after October 2, 2023. Under it, the Board or the Compensation Committee will, subject to certain limited exceptions, recover the excess of the incentive compensation received by the executive officer based on erroneous data over the incentive compensation that would have been received by the executive officer had it been based on the restated results.

In addition, if an executive officer has engaged in intentional misconduct that the Company determines, in its sole discretion, contributed to the award or payment of incentive compensation to them that is greater than would have been paid or awarded in the absence of misconduct, the Company may take other remedial and recover action, as determined by the Board to recover such excess amounts.

Executive and Director Stock Ownership and Holding Policy

The Company has in place a stock ownership and holding policy to better align the interests of our executive officers and non-employee directors with the interests of shareholders and further promote our commitment to sound corporate governance, which the Board administers, interprets, and construes.

Under the policy, our executive officers are required to own Lifeway Common Stock valued at 200% of their annual base salary. Unless an executive officer has satisfied his or her applicable minimum ownership level, the executive officer is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted to him or her. Thereafter, executive officers are required to (i) retain 25% of all such net shares, and (ii) continuously own sufficient numbers of shares to satisfy the minimum ownership requirement once attained, for so long as they remain executive officers. The individual minimum level for each executive officer is initially calculated using the executive officer’s base salary as of the date the person is first appointed as an executive officer. The Board recalculates and evaluates compliance on each January 1st.

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The policy also requires each non-employee director to own Lifeway Common Stock valued at 200% of the annual Board retainer payable to such director. The policy provides that if Lifeway awards shares to non-employee directors, those directors must retain 50% of all shares that vest until the director meets the minimum share ownership requirement and 25% of all such net shares thereafter. Our policy requires non-employee directors to whom we award shares to continuously own sufficient numbers of those shares to satisfy the requirements once attained for so long as they remain members of our Board. The Board recalculates and evaluates compliance on each January 1st.

Shares that count toward satisfaction of the stock ownership requirements for executive officers and directors include the following: (i) vested shares held outright or beneficially owned by the executive officer or director, regardless of how acquired; (ii) vested shares held by the spouse or dependent children of the executive officer or director; (iii) vested shares held in trust for the economic benefit of the executive officer or director, or the spouse or dependent children of the executive officer or director; (v) vested shares held in a 401(k), IRA, or other retirement plan. The following do not count towards satisfaction of the stock ownership guidelines: (i) unvested shares of any type; (ii) shares subject to pledge as collateral for a loan or in a margin account; (iii) unexercised stock options (whether vested or unvested); and (iv) vested incentive performance awards that are settled in cash rather than equity.

Exceptions to these share ownership and holding requirements may be made at the discretion of the Board if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, such as part of a divorce settlement. The Board expects these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with the affected executive officer or director, develop an alternative stock ownership guideline for that individual that reflects both the intention of the policy and that individual’s circumstances.

As of January 1, 2025, Ms. Smolyansky and Mr. Hanson satisfied the executive officer stock ownership requirements. Each of our non-employee directors satisfied the non-employee director ownership requirements as of January 1, 2025 except for Rachel Drori and Andee Harris who were appointed to the Board on October 29, 2025 and Kirk Chartier and Susie Hultquist who were appointed to the Board on November 26, 2025 and are progressing toward attaining applicable requirements.

The ownership levels of our named executive officers and directors are set forth in “6. Ownership of Common Stock by Certain Beneficial Owners and Management” below. The stock ownership and holding policy described above prescribes the amount and length of time executives or directors have to hold their stock after exercise or vesting.

Insider Trading Policy

We have adopted an insider trading policy and procedures governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Our insider trading policy states, among other things, that our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. Our directors, officers and certain employees likely to obtain material nonpublic information on a regular basis (collectively, “Pre-Clearance Persons”) are also prohibited from engaging in, among other things, short sales, hedging of stock ownership positions, trading in options, puts, calls, or other derivative instruments relating to our common stock, buying our common stock on margin or pledging Lifeway’s common stock as collateral for a loan without prior approval of the majority of the Company’s Board’s disinterested independent directors and provided that no pledge of Company securities will be approved if the number of Company securities so pledged, when taken together in the aggregate with any other pledged Company securities of such person, exceed the lesser of (x) 10% of Company’s securities beneficially owned by such person and (y) 1% of the then outstanding securities of the Company.

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4.       LIFEWAY’S BOARD OF DIRECTORS

Board Leadership Structure

The Board believes that our shareholders are best served if the Board retains flexibility to decide what leadership structure works best for us under our current facts and in our current circumstances. After each Annual Meeting, the Board reviews, considers and appoints a Chairperson of the Board (the “Chairperson”).

Commencing in 2022 and until October, 2025, our Chairperson of the Board was our CEO. Our CEO has primary responsibility for our day-to-day leadership and strategic direction, and our Chairperson facilitates oversight of management, promotes communication among management and between management and the Board, and sets and maintains Board culture. Pursuant to Board policy, if the Chairperson of the Board is not an independent director, the chairperson of the Audit and Corporate Governance Committee serves as the Board’s Lead Independent Director and is responsible for certain functions of the Chairperson that require independence, including without limitation, presiding over meetings of independent directors, providing input on the design of the Board itself, requiring Board consideration of, and the Board may override the CEO on, any risk matters, acting where an executive Chairperson may have a conflict of interest, and overseeing communications and relations between our Board, our CEO, and other members of senior management. Periodically, our Audit and Corporate Governance Committee assesses these roles and the Board leadership structure to ensure the interests of the Company and its shareholders are best served.

Ms. McWhorter, an independent director under Nasdaq rules who is not a member of management or the Smolyansky family, currently serves as our Chairperson. Our independent Chairperson is now responsible for the functions previously performed by our Lead Independent Director.

Information About Nominees on the Board’s Slate

Name	Age	Director since	Position	ACG Committee Membership	Compensation Committee Membership	Strategic Review Committee Membership(1)
Kirk Chartier	62	2025	Director
Juan Carlos (“JC”) Dalto	61	2022	Director			M
Rachel Drori	43	2025	Director
Andee Harris	52	2025	Director	M, F
Susie Hultquist	57	2025	Director
Dorri McWhorter	52	2020	Director, Chairperson of the Board	M, F	M	M
Jason Scher	50	2012	Director	C, F	C	M
Julie Smolyansky	50	2002	President, CEO, Secretary and Director
ACG:	Audit and Corporate Governance
C: Chair	M: Member		F: Financial Expert

(1)	The Strategic Review Committee was dissolved in November 2025.

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Kirk Chartier, Director

KIRK CHARTIER was elected as a Director of the Company in November 2025. Mr. Chartier has 30 years of experience leading marketing and strategy development of financial services companies. Since 2013, Mr. Chartier has served as Chief Marketing Officer or Chief Strategy Officer of Enova International, Inc. (NYSE: ENVA), a high-growth financial services firm, where he is responsible for global strategy, public affairs, and corporate development and participates in meetings of Enova’s Board. From 2010-2011 Mr. Chartier served as Executive Vice President and Chief Marketing Officer at optionsXpress, another high-growth financial services firm, where he was responsible for global sales and marketing and observed and advised the optionXpress’s board and played a key leadership role in the sale of optionXpress to The Charles Schwab Corporation for $1B in 2011. Mr. Chartier also served in the U.S. Marines, in both leadership and crisis management capacities. Mr. Chartier received a BA from College of the Holy Cross, a BS from WPI and an MBA from Syracuse University.

Key Attributes, Experience and Skills:

Mr. Chartier’s deep marketing and strategy development experience, as well as his experience in finance, M&A, and his experience advising a public company board of directors will support Lifeway’s mission to grow profitably and continue to assess and develop ongoing strategy making him well qualified to serve on our Board.

Juan Carlos (“JC”) Dalto, Director

JC DALTO was elected as a Director of the Company in August 2022. He has over 30 years of experience in the agriculture and food and beverage industries. In 2000, Mr. Dalto became the CEO of Danone in Portugal, in 2002 the President and CEO of Danone in Italy, and in 2004 the Chairman, President and CEO of Danone North America - The Dannon Company, Inc. He has gone on to hold Director, Country/Regional President and CEO positions at numerous international corporations, such as Danone, The Pillsbury Company, Kraft Foods and Stonyfield Farm. From 2012 to 2015, Mr. Dalto served as Chief Executive Officer of JDE Brazil (formerly, D.E. Master Blenders 1753). From 2017 to 2020, Mr. Dalto served as Chief Executive Officer of Savencia Fromage & Dairy Latin America. Mr. Dalto served as the President of Dole Sunshine Company - Dole Packaged Foods LLC, Americas from January 2021 through September 2022, where he worked on a movement toward zero fruit loss and zero fossil-based plastic packaging by 2025, and net zero carbon emissions by 2030. From October 2022 through present Mr. Dalto has served as the Chief Executive Officer of Savencia Fromage & Dairy, Americas. Mr. Dalto serves on the boards of directors of Milkaut S.A., Argentina and previously served on the board of directors of Blue Star Foods Corp. Mr. Dalto has extensive experience in de-commoditizing agri-business derived foods and drinks into added-value, functional, nutritional, health and wellness products, and has executed on sustainable and profitable growth business models in his previous roles. Mr. Dalto previously attended the Buenos Aires Institute of Technology and has post-graduate degrees from the University of Michigan and the London Business School. Mr. Dalto is also a certified Professional Coach from Integral Coaching Canada and has organized and led campaigns leading to Global Environmental Change in Latin America.

Key Attributes, Experience and Skills:

Mr. Dalto’s has deep industry, brand management and growth experience in the consumer-packaged goods sector. His business insights as a Board member will provide significant value to the Lifeway brand and support the Lifeway mission to grow profitably, sustainably and consciously and make Mr. Dalto well qualified for service on our Board.

Rachel Drori, Director

RACHEL DRORI was elected as a Director of the Company in October 2025. As founder and CEO of Daily Harvest from 2014 to 2024, and Chairman of the Board of Daily Harvest from 2014 to 2025, Ms. Drori led the company’s strategy through multiple phases of explosive growth—building partnerships with more than 200 farms, scaling manufacturing capacity to nine plants, and conducting diligence on potential M&A targets. Amid unprecedented economic and social disruptions—including the collapse of two banks, pandemic-era supply-chain breakdowns, and shifting consumer lifestyles—she implemented a capital-efficient strategy that restructured funding and debt while proactively addressing logistics and labor challenges. She built Daily Harvest into a model-disrupting healthy frozen-foods brand and service that quickly became the category leader and ultimately grew to over $1 billion in enterprise value. As consumer needs evolved, she expanded into retail, club, and natural-channel distribution, unlocking a new growth path for the brand. In addition to creating the company’s strategic and brand vision, product offering, operational infrastructure, and go-to-market strategy, she raised $120 million across five rounds of funding from angel, VC, and PE investors, including a number of entertainment and sports luminaries. In 2025, Ms. Drori was instrumental in facilitating the successful acquisition of Daily Harvest by Chobani, marking a strong outcome for the brand, its shareholders, and its mission.

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A core pillar of Ms. Drori’s leadership at Daily Harvest was embedding environmental and social impact into the company’s DNA. She spearheaded ESG initiatives that championed biodiversity, regenerative agriculture, and farmer livelihoods, serving as a founding partner of The Almond Project and forging partnerships with California Certified Organic Farmers (CCOF) and American Farmland Trust (AFT).

Prior to founding Daily Harvest, Ms. Drori spent a decade in marketing leadership at Four Seasons Hotels & Resorts, American Express, and Gilt Groupe / Jetsetter.

She is an Advisor to Melitas Ventures which invests in early-stage, better-for-you consumer companies. She also advises a portfolio of early- and growth-stage startups on board governance, strategic relationships, organizational development, supply-chain strategy, marketing efficiency, and AI implementation.

Ms. Drori received a BA from the University of Pennsylvania and an MBA from Columbia University.

Key Attributes, Experience and Skills:

Ms. Drori’s experience founding, building, and selling a health food business will provide significant value to the Lifeway brand, support the Lifeway mission to grow profitably, sustainably and consciously and provide additional Board expertise evaluating strategic alternatives for the Company. Her valuable experience and expertise make Ms. Drori well qualified for service on our Board.

Andee Harris, Director

ANDEE HARRIS was elected as a Director of the Company in October 2025. Ms. Harris has served as CEO of Crisis Prevention Institute since August 2025. She has over 30 years of extensive experience in technology and professional services across diverse sectors, including: Financial Services, Healthcare, CPG, Consumer Tech and Industrials. From 2020 through 2025 Ms. Harris served as CEO of Challenger Sales Inc., a premier sales training and enablement platform. Ms. Harris established herself as a dynamic commercial leader with strategic acumen and ability to scale businesses. In September 2024, Ms. Harris achieved her third successful exit as CEO when she sold Challenger Sales Inc. to its largest competitor, delivering substantial returns to investors. Prior to her role at Challenger, she was CEO at HighGround Software, culminating in one of Chicago’s most significant tech exits to Vista Private Equity in 2018.

Ms. Hariss serves on the boards of Pavion, a leading fire safety and security company (since 2021), Assisi Pet Care, a European supplier of natural pet treats and pet food (since 2023), Vertex, a professional services firm providing expert witnesses for matters involving construction, design, compliance, regulatory, contracts and environmental (ESG) certification (since 2024), and Condata, the industry leader in freight post-audit technologies (since 2024). Ms. Harris has served on compensation, audit, technology and governance committees. She has participated in oversight of major ERP integration, brand repositioning and succession planning and implementation.

Ms. Harris also serves as an Adjunct Lecturer at the Kellogg School of Management, imparting her entrepreneurial insights in the course “Launching and Leading Startups.” Ms. Harris is known for her innovative approach, connecting data and people to clear pathways for success. She has been recognized by Crain's Chicago Business, The Woodmark Foundation and numerous CEO publications for her expertise in market share growth, business development, multi- channel marketing, and revenue management.

Ms. Harris received her BA in Organizational Studies from the University of Michigan.

Key Attributes, Experience and Skills:

ANDEE HARRIS’ experience leading and overseeing multiple companies through growth and acquisition will provide significant value to the Lifeway brand and support the Lifeway mission to grow profitably, sustainably and consciously and make Ms. Harris well qualified for service on our Board.

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Susie Hultquist, Director

SUSIE HULTQUIST was elected as a Director of the Company in November 2025. Ms. Hultquist is the CEO of Spokin, the world’s largest food allergy platform, which she founded in 2015. From 2000-2015, she managed a $2 billion consumer-sector portfolio at Columbia Wanger Asset Management, overseeing global retail brands. Prior to that, Ms. Hultquist worked for Bank of America as a distressed debt investor and at Continental Illinois Venture Capital as a private equity associate. She brings insights gained from analyzing public company board corporate governance and oversight and public company strategy and performance. From her experience Ms. Hultquist gained deep consumer, data, and governance expertise at the intersection of consumer brand strategy, technology, and health. Ms. Hultquist received her MBA from the University of Chicago Booth School of Business and her B.S. from the University of Illinois Urbana-Champaign.

Key Attributes, Experience and Skills:

Ms. Hultquist’s experience, knowledge and investor driven perspective as well as knowledge of public company corporate governance and the healthy for you food, wellness, and consumer sectors will help the Company drive long-term value for shareholders, will buttress the Lifeway mission to grow profitably, sustainably and consciously and make her well qualified for service on our Board.

Dorri McWhorter, Chairperson of the Board

DORRI MCWHORTER was elected as a Director of the Company in August 2020. Since June 2025, Ms. McWhorter has served as President and CEO of the Executives' Club of Chicago, an organization that runs programs for Chicago area business leaders. Ms. McWhorter served as CEO of YMCA Chicago from 2021 to 2025. From 2013 until 2021, Ms. McWhorter was the CEO of YWCA Metropolitan Chicago transforming the organization from a traditional social service organization to 21st Century social enterprise. Increasing impact and organizational sustainability, YWCA Metropolitan Chicago’s operating budget quadrupled. The organization has been an active contributor to many critical initiatives across the region, and under Ms. McWhorter’s leadership, YWCA Metropolitan Chicago expanded its service footprint to 10 new locations, completed seven mergers and acquisitions, implemented paid family leave and developed a retirement plan to include retirement options for thousands of childcare providers and small business owners. Ms. McWhorter led the effort to develop an exchange-traded fund (ETF) for women’s empowerment (NYSE: WOMN) in partnership with Impact Shares, which is the first non-profit investment advisor to develop an ETF product. Ms. McWhorter is a 2019 Inductee in the Chicago Innovation Hall of Fame. Ms. McWhorter has previously held an active Certified Public Accountant (CPA) license. Prior to joining the YWCA, she was a partner at Crowe Horwath, LLP, one of the largest accounting firms in the U.S. She also held senior positions with Snap-on Incorporated and Booz Allen Hamilton.

Ms. McWhorter serves on the boards of directors of William Blair Funds, Skyway Concession Company, LLC (Chicago Skyway), NexPoint Capital, Inc. and LanzaTech Global Inc. (NASDAQ: LNZA) and on the boards of trustees of seven funds in the Highland and NexPoint Fund Complex, and previously served on the board of directors of Green Thumb Industries Inc. She is also active in the accounting profession and serves on the Financial Accounting Standards Advisory Council and having served as a member of the Board of Directors of the American Institute of Certified Public Accountants (AICPA) and a past Chairperson of the Board of Directors for the Illinois CPA Society. Ms. McWhorter also serves as Co-Chair of the Advisory Board of the First Women’s Bank. Ms. McWhorter received a BBA from the University of Wisconsin-Madison, an MBA from Northwestern University’s Kellogg School of Management, and an honorary Doctor of Humane Letters from Lake Forest College.

Key Attributes, Experience and Skills:

Ms. McWhorter’s breadth of experience in health platforms, and her financial and accounting expertise and business experience as Chief Executive Officer make her a valuable addition to our Board. In addition, Ms. McWhorter has been an operational, team, and project leader; and served as a senior executive, board member and community leader for over twenty years. Her experience has provided her with a broad understanding of the financial, and strategic issues facing health related companies like ours. Her industry and financial experience make her well qualified for service on our Board.

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Jason Scher, Director

JASON SCHER was elected as a Director of the Company in July 2012. Mr. Scher is a principal at JAMP, LLP, an angel investment fund. From 2016 to present Mr. Scher has been a principal investor and advisor focused on early-stage companies. From 2004 until 2016, Mr. Scher was the Chief Operating Officer of Vosges Haut-Chocolat, a leading manufacturer of super premium chocolate and confections in the US. From 2000 to 2004, Mr. Scher was a principal in RP3 Development, a New York based construction management and development company that performed work nationwide. Prior to that, Mr. Scher was employed by COSI Sandwich Bar in their real estate and construction group. Mr. Scher devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Scher brings manufacturing, financial and strategic experience to the Board, including a record of operational excellence in the food industry, and strategic experience across multiple industries from real estate to retail to the Board. In addition, he has advised a private company board; been an operational, team, and project leader; and served as a senior executive for nearly twenty years. His experience has provided him with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. His industry, operational, and financial experience makes him well qualified for service on our Board.

Julie Smolyansky, Chief Executive Officer, President, Secretary and Director

JULIE SMOLYANSKY was appointed as a Director and elected President and Chief Executive Officer of Lifeway by the Board to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She was appointed as Secretary effective as of January 1, 2020. She is a graduate with a bachelor’s degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as Lifeway’s Director of Sales and Marketing. Ms. Smolyansky also served as Lifeway’s Chief Financial Officer and Treasurer from 2002 to 2004. Under her leadership, Lifeway has brought its products into the mainstream, boosted annual revenues tenfold, and expanded distribution throughout the United States, Mexico, the United Kingdom, and Ireland, as well as portions of Central and South America and the Caribbean. She has been named to Fortune Business’s ’40 under 40,’ Fortune’s 55 Most Influential Women on Twitter and Fast Company’s Most Creative People in Business 1000. Ms. Smolyansky has been honored as one of Progressive Grocer’s 2025 Top Women in Grocery which recognizes the integral role women play across all segments of the North American food retail and grocery industries. She holds no other directorships in any other reporting company. Ms. Smolyansky served as Chairperson of the Board from August 2022 to October 2025.

Key Attributes, Experience and Skills:

Ms. Smolyansky brings to the Board over twenty years of extensive experience in the dairy and consumer packaged goods industries including advertising; marketing and communications; public relations; digital, social, and event marketing; and consumer insights. Ms. Smolyansky provides the Board with unique perspectives and invaluable, in-depth knowledge of Lifeway, including strategic growth opportunities; personnel; relationships with key customers and suppliers; competitive product positioning; history; Company culture; and all other aspects of Lifeway’s operations. As the Chief Executive Officer of a publicly traded company, Ms. Smolyansky brings experience working with the investor community and financial institutions. In addition, as a member of our founding family, Ms. Smolyansky is a recognized and prominent visionary and leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors, and retailers across all of our channels of distribution.

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Director Independence

At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that shareholder interests are best served by having a number of objective, independent representatives on the Board. A majority of the current Board, consisting of Mr. Chartier, Mr. Dalto, Ms. Drori, Ms. Harris, Ms. Hultquist, Ms. McWhorter, Mr. Sanchez, Mr. Scher, Mr. Sikar and are “independent directors” as defined in the listing standards of Nasdaq and none of them have relationships to Lifeway that are material to that director’s ability to be independent from management in connection with the duties of a board member.

Each of the Audit and Corporate Governance Committee and the Compensation Committee is composed solely of independent directors. In addition, the Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board and each committee also hold regularly scheduled executive sessions of only independent directors to promote discussion among the independent directors and assure independent oversight of management.

Voting for Directors; Director Resignation Policy

Each director must be elected by a majority of the Votes Cast at the Annual Meeting in an uncontested election, or by a plurality in a contested election. If any nominee is not available for election at the time of the Annual Meeting (which we do not anticipate), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of our directors.

Consistent with our Bylaws, under our Board’s policy, any director in an uncontested election who fails to be elected must offer to tender his or her resignation to the Board. The Board nominates for election or re-election as director, and fills director vacancies with, only those candidates who agree to tender their irrevocable resignations upon (i) the failure to receive the required vote at the annual meeting at which they face election or re-election and (ii) Board acceptance of such resignation.

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If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Board and the Audit and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Audit and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Board Meetings and Attendance

The Board typically meets at least quarterly and holds special meetings when necessary. The Board intends to hold at least four regularly scheduled meetings each fiscal year and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors or management) immediately following at least two regularly scheduled Board meetings. During the fiscal year ended December 31, 2024 (the “Last Fiscal Year”), the Board held 20 meetings. All directors standing for re-election who served on the Board during the Last Fiscal Year attended or participated in 75% or more of the total number of meetings of the Board from which such director was not recused, and the total number of meetings of all committees on which such director served (in each case held during such director's relevant period of service).

Pursuant to our Corporate Governance Guidelines, the Board expects attendance by Directors at Lifeway’s annual meetings. Five of our current directors who were Board members at the time of the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) attended the 2024 Annual Meeting. Mr. Chartier, Ms. Drori, Ms. Harris, and Ms. Hultquist were not on the Board at the time. Each of the directors nominated for re-election this year currently intends to attend the 2025 Annual Meeting.

Board Oversight

Shareholders elect the Board to oversee management and to serve shareholders’ long-term interests. Management is responsible for executing strategy, fulfilling our mission, maintaining our corporate culture, creating innovative, healthy probiotic products, establishing accountability and the “tone at the top,” and managing risk. The CEO and CFO together manage compliance risk, and provide regular updates to the Audit and Corporation Governance Committee regarding compliance risks. The Board maintains an active dialogue with management to align our strategy with our goals, manage risk, and help identify key business opportunities in an ever-changing business environment. To support that dialogue, the Board, the Audit and Corporate Governance Committee and the Compensation Committee have access to, meet with, and engage our management team, subject matter experts inside and outside Lifeway, our internal audit function, our auditors, and other external experts and advisors.

At Board and Committee meetings during each year, the Board assesses our business objectives, trends in our business and our markets, policy and regulatory objectives and developments, our financial forecasts, and how Lifeway’s performance aligns with our strategy and goals. The Board looks to the focused expertise of its Audit and Corporate Governance Committee and Compensation Committee to inform its oversight.

The Board’s Risk Oversight

The Board recognizes that although management is responsible for identifying and managing day-to-day risk, the Board and each of its directors play a critical role in the oversight of that risk. The Board implements its risk oversight responsibilities by having management and other advisors provide appropriate briefings and informational sessions on the significant risks that Lifeway faces and how we are seeking to control risk. In some cases, the Audit and Corporate Governance Committee or the Compensation Committee is responsible for oversight of specific risk topics. For example, the Audit and Corporate Governance Committee has oversight responsibility of our internal audit function and risks associated with financial accounting and audits, internal control over financial reporting, and major financial risk exposures and the Compensation Committee manages the risk that compensation incentivizes the desired outcomes and goals of the Company.

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The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management and committees of the Board on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

Our Board’s Audit and Corporate Governance Committee also oversees policies relating to significant ESG and sustainability matters, and periodically receive updates from the Company’s management regarding significant ESG and sustainability undertakings. Additionally, ESG risks, including climate risk, are included in our risk oversight framework and climate-related risks are currently managed as part of our risk management process.

The Board’s Compensation Oversight

Led by the Compensation Committee, the Board discharges its responsibilities related to compensation of Lifeway’s executive officers and administers our cash and equity incentive compensation plans. The Board also evaluates non-employee director compensation. In addition, the Board is responsible for conducting a periodic risk evaluation of Lifeway’s compensation practices, policies, and programs.

The Compensation Committee engaged Aon Consulting, Inc. (“Aon”), an independent compensation consultant, to conduct a comprehensive review and analysis of our executive officer and non-employee director compensation programs and to make recommendations for compensation related to fiscal 2024. Aon does not perform any other work for the Company. The Compensation Committee reviews the independence of Aon in light of SEC rules and Nasdaq listing standards regarding compensation consultants. The Compensation Committee has reviewed the level of services provided to Lifeway by Aon and does not believe the services give rise to a conflict of interest or compromise Aon’s independence in advising the Compensation Committee in 2024.

The Compensation Committee tasked Aon with developing a compensation strategy for 2024 built on Aon’s and the Compensation Committee’s prior work and reflects the compensation philosophy described in this proxy statement. Aon reviewed our comparative peer group with management and the Compensation Committee and suggested several refinements to it, which the Compensation Committee approved. Additional information about peer group selection can be found in “Compensation Overview.”

Using the refined peer group, Aon analyzed the peer group’s comparative total direct compensation practices and mix of pay against Lifeway’s executive officer total direct compensation practices generally and proposed recommendations regarding the amount and mix of base and incentive compensation to be delivered to our executive officers and senior management team for fiscal year 2024. The same peer group was used by Aon to assess the competitiveness of compensation for the non-employee directors.

During 2024, Aon performed no other services for Lifeway. The Compensation Committee believed that there was no conflict of interest based on any relationship with Aon. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC and Nasdaq rules regarding compensation advisor independence.

The Board’s Management Succession Planning Oversight

One of our Board’s principal duties is to review management succession planning. The Board reviews its management succession plans annually and plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer and Chief Financial Officer. Additionally, the Board oversees the risks and exposures associated with management succession planning. Our Board believes that the directors and Lifeway’s executive officers should collaborate on succession planning and that the entire Board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

Management succession is discussed by the Board in regular meetings and in executive sessions of the Board as appropriate. Directors can become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to the Board, and informal meetings.

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The Board’s Cybersecurity Oversight

The Board has oversight of risks related to data protection and cybersecurity. Cybersecurity protection is vital to maintaining our operations and the trust of our business and supply chain partners, as well as the general public that buys our products. We must secure our own manufacturing and information technology infrastructure, as well as our sensitive data, from failures, breaches, or cyber incidents. This oversight includes reports to the Board on data protection and cybersecurity matters from senior members of our information technology department and internal audit function. The topics covered by these reports include risk management strategies, data protection, ongoing risk mitigation activities, cybersecurity strategy, and governance structure.

Annual Board and Committee Evaluations

Each year, as required by our Corporate Governance Guidelines and as part of the Board’s oversight responsibilities, our Board and its Committees conduct evaluations to assess their effectiveness and adherence to the Lifeway’s Code of Ethics, Code of Conduct, Corporate Governance Guidelines, policies adopted by the Board, and committee charters, and to identify opportunities to improve Board and committee performance.

Board evaluation – Each Director is given the opportunity to provide an annual evaluation of the performance of the Board and each of its members. The aggregate results are reported to the Board. The report includes an assessment of the Board’s compliance with our Code of Conduct and Code of Ethics, corporate governance guidelines, and policies adopted by the Board, and identification of areas in which the Board could improve its performance.

Committee evaluations – Each Committee member is given the opportunity to provide an annual performance evaluation and reports the results to the Board. Each report includes an assessment of the committee’s compliance with our Code of Ethics, corporate governance guidelines, policies adopted by the Board, the committee’s charter, and identification of areas in which the committee could improve its performance.

Audit and Corporate Governance Committee

To eliminate unnecessary redundancies in our independent committee structure given the size of our company and Board, we have chosen to combine our audit and nominating committees into an Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee, comprised of certain of the Board’s independent directors, fulfills the Board’s delegated audit and nominating duties as a single, integrated committee.

In 2024, Mr. Scher serves as the Chairperson of the Audit and Corporate Governance Committee and, while the Chairperson of the Board was not independent, Lead Independent Director. Ms. McWhorter, Mr. Sikar, Mr. Sanchez and Ms. Levy served as members of the Audit and Corporate Governance Committee in 2024 and for a portion of 2025. Ms. Levy resigned from the Board in October 2025. Mr. Sanchez resigned from the Board in November 2025. Mr. Sikar was removed from the Audit and Corporate Governance Committee in November 2025. Ms. Harris was appointed as a member of the Audit and Corporate Governance Committee in November 2025.

The Board has determined that each member of the Audit and Corporate Governance Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of Nasdaq, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, the Board determined that Mr. Scher, Ms. McWhorter,Ms. Harris and Mr. Kirk are financially literate and financially sophisticated, as those terms are defined under the rules of Nasdaq, and were “audit committee financial experts,” as defined by applicable SEC rules.

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Audit and Corporate Governance

The Audit and Corporate Governance Committee oversees the adequacy and effectiveness of our internal controls and meets with Lifeway’s internal and independent auditors to review these internal controls and to discuss other financial reporting matters. The Audit and Corporate Governance Committee is also responsible for the selection, appointment, compensation, and oversight of both our independent auditors and our internal audit function. Our internal audit function reports directly to the Audit and Corporate Governance Committee, and not management. The Audit and Corporate Governance Committee reviews the financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report. It also reviews the quarterly financial results and related disclosures. Additionally, the Audit and Corporate Governance Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between and among Lifeway and its officers, directors, employees, and principal shareholders. The Audit and Corporate Governance Committee relies on the expertise and knowledge of management, our internal auditor, and our independent auditor in carrying out these oversight responsibilities.

Director Nominations

The Audit and Corporate Governance Committee selects, evaluates, and recommends to the Board qualified candidates for election or appointment to the Board, including by identifying individuals qualified to become Board members and members of Board committees; and recommending to the Board director nominees for the next annual meeting of shareholders or for appointment to vacancies on the Board. The Audit and Corporate Governance Committee also provides oversight to management when Lifeway conducts succession planning or searches for individuals to serve as executive officers.

The Audit and Corporate Governance Committee does not have specific minimum qualifications that it believes that a director nominee must meet. However, the Audit and Corporate Governance Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with our direct competitors, suppliers, or vendors; and preferably have experience in our business and other relevant business fields (for example, finance, accounting, law and banking). As a matter of policy, the Audit and Corporate Governance Committee considers diversity together with other factors when evaluating candidates but does not have a specific diversity requirement.

Compensation Committee

The Compensation Committee is a standing committee of the Board. The Compensation Committee’s principal purposes are to review and approve corporate goals and objectives relevant to compensation of the Company’s Named Executive Officers (as defined below), make recommendations regarding compensation for non-employee directors and administer the Company’s incentive and equity compensation plans. The Compensation Committee’s objectives and philosophy with respect to the fiscal 2024 executive compensation program, and the actions taken by the Compensation Committee in fiscal 2024 with respect to the compensation of our Named Executive Officers, are described below in “Compensation Overview.”

The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding non-employee director compensation. In addition, the Compensation Committee is responsible for conducting an annual risk evaluation of the Company’s compensation practices, policies and programs.

Mr. Scher serves as the Chairperson of the Compensation Committee and Ms. McWhorter serves as a member of the Compensation Committee.

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Director Recommendations by Shareholders

Consistent with the Board’s Corporate Governance Guidelines, the Board will consider any candidates recommended by shareholders on the same basis that it considers recommendations from other sources. The recommendation must, at a minimum, include evidence of the shareholder’s ownership of Lifeway stock, along with the candidate’s name and qualifications for service as a Board member, and a document signed by the candidate indicating the candidate’s willingness to serve, if elected. The Board and our Audit and Corporate Governance Committee will evaluate such recommendations in accordance with the Audit and Corporate Governance Committee’s charter, the Bylaws and the director nominee criteria described above. In considering a candidate submitted by shareholders, the Board will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, just as with recommendations from other sources, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase number of directors on the Board.

Committee Interlocks and Insider Participation

During fiscal year 2024, the Compensation Committee consisted of Mr. Scher, Ms. McWhorter and Jody Levy who resigned from the Board in October 2025. None of these members was, at any time during fiscal year 2024, or at any previous time, a Lifeway officer or employee.

During 2024 none of Lifeway’s executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of Lifeway’s Board. No member of the Compensation Committee has or had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

Fiscal Year 2024 Director Compensation

The table below describes the cash and stock award portions of the annual retainer earned or paid to by each non-employee director who served in fiscal year 2024. Julie Smolyansky received no compensation for her service as director. We have excluded her from the table because we fully describe her compensation in the “NEO Summary Compensation for Fiscal Years 2024 and 2023” section. Rachel Drori and Andee Harris joined the Board in October 2025 and Kirk Chartier and Susan Hultquist joined the Board in November 2025. We have excluded them from the table.

Name	Fees Earned in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation ($)	Total ($)
J.C. Dalto	45,000	50,000	–	95,000
Jody Levy (4)	68,000	50,000	–	118,000
Dorri McWhorter	68,000	50,000	–	118,000
Perfecto Sanchez (5)	57,500	50,000	–	107,500
Jason Scher	91,000	50,000	–	141,000
Pol Sikar	57,500	50,000	–	107,500

(1)	Annual fees to directors are paid quarterly in arrears. The annual fee schedule applicable during Fiscal Year 2024 is as follows:

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Non-Employee Director Fee Schedule

Annual Cash Retainer	$45,000
Annual Equity Compensation	$50,000
Audit Committee Chair Retainer	$12,500	(a)
Audit Committee Member Retainer	$12,500
Compensation Committee Chair Retainer	$10,500	(a)
Compensation Committee Member Retainer	$10,500

(a)	The Chairperson of each Committee receives the applicable chairperson retainer in addition to the applicable committee member retainer.

(2)	Amounts set forth herein represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(3)	Details about the amounts in the “Stock Awards” column are set forth in the table below. One-third of the restricted stock awards to each non-employee director set forth below vested or will vest on each of July 1, 2025, 2026 and 2027.

Stock Awards Detail

Name	Vested Stock Award ($)	Restricted Stock Unit Award ($)	Total ($)
J.C. Dalto	–	50,000	50,000
Jody Levy(4)	–	50,000	50,000
Dorri McWhorter	–	50,000	50,000
Perfecto Sanchez(5)	–	50,000	50,000
Jason Scher(6)	–	50,000	50,000
Pol Sikar	–	50,000	50,000

(4)	Ms. Levy resigned from the Board in October 2025.

(5)	Mr. Sanchez resigned from the Board in November 2025.

(6)	Mr. Scher deferred all compensation that would have been paid to him in fiscal year 2024 pursuant to the Company’s 2022 Non-Employee Director Plan.

Certain Relationships and Related Party Transactions

Jason Burdeen, Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2024, Mr. Burdeen’s total compensation was $313,800, including (i) a base salary of $200,000, (ii) a short-term incentive cash bonus award of $100,000, based on satisfaction of the Board’s pre-established performance goals (iii) an auto allowance of $10,200, (iv) an internet/telecommunication allowance of $3,600, (v) 1,456 restricted stock units (“RSUs”) awarded on January 10, 2024, of which 486 vested on January 10, 2025, 486 will vest on January 10, 2026 and 484 will vest on January 10, 2027, and (vi) performance share units (“PSUs”) awarded on January 10, 2024 which may be earned at the end of a three-year performance period based on the achievement of performance goals with respect to Cumulative Revenue and Cumulative Adjusted EBITDA, both weighted equally.

The pre-established PSU thresholds, targets and maximum thresholds for each of the financial metrics is not disclosed as disclosing the long-term targets for those metrics prospectively would give substantial insight into the Company’s confidential, forward-looking strategies, and could therefore place the Company and its shareholders at a competitive disadvantage.

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Each metric has a threshold, target and maximum performance achievement level and associated payout. If our performance meets or exceeds the performance threshold, then a varying number of shares from the threshold (50% of the target number of shares) up to the maximum (150% of the target number of shares) may be earned. No shares are earned if the performance threshold is not met.

The PSUs vest and become issuable to the employee at the end of the three-year performance measurement period. Employees forfeit their PSUs if they are not employed at the time the PSUs are awarded and issued.

The following table sets forth the PSU awards granted under the 2022 Omnibus Plan (as defined below) to Mr. Burdeen in 2024 as part of our long term incentive program at each of the threshold, target and maximum thresholds.

Threshold PSUs	Target PSUs	Maximum PSUs	Target Value
1,456	2,913	4,369	$40,000

PSUs were calculated by dividing the award value by the fair market value on the date the award was approved.

The Compensation Committee is responsible for determining and approving Mr. Burdeen’s compensation annually.

On December 23, 2024, the Company and Julie Smolyansky entered into a Retention Bonus Agreement (the “Retention Bonus Agreement”) pursuant to which the Company agreed to pay a one-time cash retention bonus of $2,000,000 (the “Retention Bonus”) to Ms. Smolyansky, subject to applicable withholding and deductions and the Ms. Smolyansky agreed if she terminates her employment with the Company without Good Reason (as defined in the Smolyansky Employment Agreement (as defined below)) prior to December 20, 2026, she will be required to repay the after-tax value of the Retention Bonus (the “Repayment Obligation”). Subject to Ms. Smolyansky’s continued employment with the Company, the Repayment Obligation shall terminate with respect to 12.5% of the Retention Bonus on each three-month anniversary of the date of the Retention Bonus Agreement.

We have determined that there were no related party transactions in excess of $120,000 since January 1, 2024, or currently proposed, involving Lifeway except as discussed above.

Information about Current Directors and Executive Officers

Information about Kirk Chartier, JC Dalto, Rachel Drori, Andee Harris, Susie Hultquist, Dorri McWhorter, Jason Scher, Julie Smolyansky can be found above in the section “Information about our Nominees.”

Eric Hanson, Chief Financial Officer and Treasurer

Age: 51

Executive Officer Since: 2018

ERIC HANSON is our Chief Financial and Accounting Officer and Treasurer. Mr. Hanson has served as our Chief Accounting Officer since May 2018, and as our Corporate Controller since July 2016. He also served as our interim Chief Financial Officer from May 2018 through August 2018 before we permanently appointed him to that position in November 2018. Prior to joining Lifeway, he served as Director of External Reporting for The Azek Company in Skokie, Illinois from 2014 through July 2016; and as Audit Manager for Deloitte & Touche, LLP in Chicago, Illinois from 2012 through 2014. He also held various senior financial positions with Crowe Horwath from 2003 through 2012 and has over 20 years of financial reporting experience. Mr. Hanson holds a Bachelor of Science in Finance from the University of Illinois and an MBA from Northwestern University’s Kellogg School of Management.

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Communication with the Board

Lifeway’s annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. At any time, shareholders who wish to contact the Board or any committee of the Board, or any individual director or group of directors may do so by sending such written communications to:

Corporate Secretary

c/o Legal Department

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, IL 60053

The Corporate Secretary will collect and organize any copies of written communications that we receive and provide them to the Board or the relevant director unless the Corporate Secretary or Assistant Secretary’s determines that they are inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Lifeway’s business, or communications that relate to improper or irrelevant topics. The Corporate Secretary or Assistant Secretary or their designees may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Lifeway employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our shareholders will be forwarded to the independent directors of the Board.

Director Recommendations by Shareholders

Consistent with the Board’s Corporate Governance Guidelines, the Board will consider any candidates recommended by shareholders on the same basis that it considers recommendations from other sources. The recommendation must, at a minimum, include evidence of the shareholder’s ownership of Lifeway stock, along with the candidate’s name and qualifications for service as a Board member, and a document signed by the candidate indicating the candidate’s willingness to serve, if elected. The Board and our Audit and Corporate Governance Committee will evaluate such recommendations in accordance with the Audit and Corporate Governance Committee’s charter, the Bylaws and the director nominee criteria described above. In considering a candidate submitted by shareholders, the Board will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, just as with recommendations from other sources, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase number of directors on the Board.

Website Access to Corporate Governance Documents

We have adopted a Code of Conduct applicable to all members of the Board, executive officers, and employees and a Code of Ethics applicable to all members of the Board and executive officers, including our principal executive officer, principal financial officer and principal accounting officer. Our Corporate Governance Guidelines, the Code of Conduct, the Code of Ethics, committee charters, and other corporate governance documents are available on our available on our website at www.lifewaykefir.com. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or any waivers under, the Code of Ethics that are required to be disclosed by the rules of the SEC or Nasdaq.

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5.       NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Overview

Although SEC rules do not require smaller reporting companies to include a Compensation Discussion and Analysis in their Form 10-K or proxy statement, Lifeway believes that additional information beyond that required by smaller reporting companies is beneficial to shareholders. Accordingly, we have elected to voluntarily disclose additional information in order to provide shareholders with information regarding current executive compensation.

This Compensation Overview explains our overall compensation philosophy, describes the material components of our executive compensation programs, and details the determinations made by the Board and our Compensation Committee for the compensation awarded to the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the last fiscal year, for services rendered in all capacities during the last fiscal year (the “Named Executive Officers” or “NEOs”) for fiscal 2024. Our NEOs as of December 31, 2024 were:

Name	Age	Officer since	Title
Julie Smolyansky	50	2002	Chief Executive Officer, President and Secretary
Eric Hanson	51	2018	Chief Financial and Accounting Officer and Treasurer
Amy Feldman(1)	50	2018	Senior Executive Vice President – Sales

(1)	Ms. Feldman’s employment was terminated on February 28, 2025.

The tables that follow this Compensation Overview contain specific data about the compensation earned by our NEOs for fiscal 2023. The discussion below is intended to help readers understand the detailed information provided in the compensation tables and put that information into the context of our overall executive compensation program.

Our Compensation Committee assists our Board by discharging responsibilities relating to the compensation of our executive officers, including our NEOs. The Compensation Committee currently has responsibility over certain matters relating to the competitive compensation of our executive officers and directors as well as matters relating to equity-based plans. Our Compensation Committee is composed solely of independent directors. Current members of our Compensation Committee are Mr. Scher and Ms. McWhorter. Each member of our Compensation Committee is independent, in accordance with the criteria of independence set forth the Nasdaq Listing Rules and the Securities Exchange Act of 1934. We believe that their independence from management allows the members of the Compensation Committee to provide unbiased consideration of performance reviews, peer group data, and various elements that could be included in an executive compensation program for which the Compensation Committee is responsible. We believe that independent directors are able to apply independent judgment about which elements best achieve our compensation objectives.

Shareholder Engagement

The shareholder advisory votes on say on pay increased from 54.8% in 2023 to 58.5% in 2024. The Compensation Committee, along with the Board of Directors and the Company’s management continued our commitment to improving shareholder approval of the say on pay proposal. In order to gain a better understanding of our shareholders’ perspectives on our executive compensation program, we continued to carry out our campaign of engagement with shareholders. More information about our shareholder engagement efforts can be found above in Proposal 2.

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Executive Compensation Philosophy

We actively recruit, train, and retain talented employees to understand, manage and operate our unique production process for kefir, which is not widely known, requires some specific knowledge and skills to perform and to support and to manage the sales, communications, marketing, and other activities of the Company. We have built our management team through promotion and recruiting that limits the risks posed by the loss of any particular executive officer or vice president and provides for a smooth transition of responsibilities in the case of such loss. Training and retaining our employees allow for a smooth transition of the workload and responsibilities of any manager who leaves the Company. Past departures of members of our management team are limited and when they have occurred have caused no issues for production, distribution, or sales of our products. We consider, among other factors, our specific challenges, and achievements along with our financial performance and growth when evaluating executive officer compensation.

Our executive compensation program is based on the following objectives:

•	Balancing compensation program elements and levels that attract and motivate talented executives with forms of compensation that are performance-based and/or aligned with shareholder interests and the promotion of growth in Lifeway business and value;

•	Setting target total direct compensation (base salary, annual incentives, and long-term incentives) and related performance requirements for executives by reference to compensation ranges for peer group companies that are similarly situated to Lifeway; and

•	Appropriately adjusting total direct compensation to reflect the performance of each executive over time (as reflected in individual annual goals) as well as our annual and long-term business performance (as reflected in various corporate financial performance goals).

Role of the Compensation Committee

Pursuant to the powers granted to the Compensation Committee in its charter, the Compensation Committee reviews the then current compensation for executive officers, compensation processes, the then current compensation philosophy of the Company, the companies that comprised our peer group and reports and advice from our compensation consultants. Based on these reviews, the Compensation Committee:

•	revised and approved the peer group companies;

•	made changes to the processes of setting and paying compensation, including salaries and bonuses, to our Named Executive Officers;

•	further adjusted compensation setting processes to ensure it receives objective market data and reviews of performance of our Named Executive Officers from independent sources.

The Compensation Committee reviews our compensation design and philosophy on an annual basis to ensure that our executive compensation program continues to evolve to support our strategy and objectives and aligns with our shareholders’ interests. In 2024, the Compensation Committee reviewed our compensation design and maintained a strong performance orientation through the annual and long-term incentives including both RSUs and PSUs. Subject to certain provisions of employment agreements between the Company and NEOs (as described below in “Employment agreements, severance, and change-in-control arrangements between Lifeway and Named Executive Officers) and provisions of the 2022 Omnibus Plan and applicable award agreements (as described below under “Omnibus Plan Change of Control Provisions”), PSUs granted in 2024 will only be paid if the Company meets financial goals over the next three fiscal years and the awardee is employed on the vesting date in 2027.

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The Compensation Committee followed the below process and practice as closely as possible when setting executive compensation levels:

•	The Compensation Committee reviews and adjusts base salaries, if necessary, based on its review of the competitive analysis prepared by Aon, changes in title and/or job responsibilities, results of performance reviews and/or changes in our performance or financial condition, and other factors discussed in this Compensation Overview. As part of the evaluation process, the Compensation Committee solicits comments from management and employees and may consult the other disinterested Board members and its independent compensation consultant. Additionally, the executive officers have an opportunity to provide input regarding their contributions to Lifeway’s performance and achievement of any individual goals for the period being assessed.

•	Incentive compensation for executive officers is approved by the Compensation Committee for each fiscal year. After the end of the relevant fiscal year for which incentive compensation was set, the Compensation Committee certifies Lifeway’s achievement of financial performance goals, if met, for that prior fiscal year and determines the level of incentive compensation awards for its executive officers earned based on such achievement, if any.

•	Pursuant to its charter, the Compensation Committee has been delegated all Board authority to review performance of, and set the base salary and incentive awards for, employees and consultants who are family members of any director or executive officer of the Company, including Julie Smolyansky. In accordance with its charter, the Compensation Committee reviews performance and recommends for Board approval the base salary and incentive awards for each other executive officer, including Mr. Hanson and Ms. Feldman, and vice presidents other than those who are family members of a director or executive officer for whom authority is specifically delegated to the Compensation Committee.

•	Separate from the corporate goals which provide performance measures for incentive awards, the Compensation Committee establishes individual performance goals and objectives for each executive officer. Such goals and objectives are tracked by the human resources department, which provides additional information to the Compensation Committee when reviewing individual responsibilities and performance. The Compensation Committee’s compensation consultant typically provides input and recommendations to the Committee as well. The Compensation Committee then determines the performance goals and objectives for the current fiscal year.

•	The Compensation Committee also has the discretion to make equity-based and cash-based grants under the 2022 Omnibus Plan (as defined below) to eligible individuals for purposes of compensation, retention, or promotion, and in connection with commencement of employment.

•	The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

The Compensation Committee is authorized to retain and terminate, without Board or management approval, the services of an independent compensation consultant to provide advice and assistance. The Compensation Committee has the sole authority to approve the consultant’s fees and other retention terms. The Chairperson of the Compensation Committee reviews, negotiates, and executes any engagement letters with compensation consultants engaged by the Compensation Committee. All compensation consultants will report directly to the Compensation Committee.

Role of our Compensation Consultant

The Compensation Committee engaged Aon, an independent compensation consultant, to conduct a comprehensive review and analysis of our executive officer and non-employee director compensation programs and to make recommendations for compensation related to fiscal 2024. Aon does not perform any other work for the Company. The Compensation Committee reviews the independence of Aon in light of SEC rules and Nasdaq listing standards regarding compensation consultants. The Compensation Committee has reviewed the level of services provided to Lifeway by Aon and does not believe the services give rise to a conflict of interest or compromise Aon’s independence in advising the Compensation Committee in 2024.

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The Compensation Committee tasked Aon with developing a compensation strategy for 2024 built on Aon’s and the Compensation Committee’s prior work and reflects the compensation philosophy described in this proxy statement. Aon reviewed our comparative peer group with management and the Compensation Committee and suggested several refinements to it, which the Compensation Committee approved. Additional information about peer group selection can be found in “Compensation Overview.”

Using the refined peer group, Aon analyzed the peer group’s comparative total direct compensation practices and mix of pay against Lifeway’s executive officer total direct compensation practices generally and proposed recommendations regarding the amount and mix of base and incentive compensation to be delivered to our executive officers and senior management team for fiscal year 2024. The same peer group was used by Aon to assess the competitiveness of compensation for the non-employee directors.

The 2024 Compensation Program Design

Elements of Compensation

For the year ended December 31, 2024, the compensation for our named executive officers generally consisted of a base salary, cash bonus opportunities, and equity awards. These elements (and the amounts of compensation opportunity under each element) were selected because we believe they are market prevalent and competitive elements of compensation and necessary to help us retain our executive talent and attract new executive talent when necessary. We believe that our compensation program also incentivizes our employees to achieve challenging goals and a high level of performance despite many external economic factors that may impact total company performance.

Specifically, the Company believes that EBITDA is the primary focus for driving growth at the Company’s current stage, both in terms of short-term and long-term growth, with revenue growth and retention of key personnel as additional components of long-term growth. To that end, the Compensation Committee felt the best strategy for incentivizing growth and more closely linking executives’ experiences to those of shareholders was to use Adjusted EBITDA in both programs, and to use net revenue and continued employment as additional components of our long-term incentive program. However, the Compensation Committee continually evaluates which factors are most key for growth and will adjust metric selection when appropriate and with a clear rationale.

Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.

Base Salaries

The NEOs receive a base salary to compensate them for the services they provide to us. The base salary payable to each named executive officer is intended to provide a competitive, fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The salaries of the NEOs are summarized below.

NEO	2023 Base Salary	2024 Base Salary	% Change in Base Salary
Julie Smolyansky	$1,000,000	$1,000,000	0%
Eric Hanson	$370,000	$390,000	5.4%
Amy Feldman	$340,000	$355,000	4.4%

The actual salaries paid to each named executive officer for 2024 are set forth below this Compensation Overview in the Summary Compensation Table in the column entitled “Salary.”

2024 Annual Incentive Program

The incentive awards available to the NEOs were adjusted to more closely align with market rates and provide an increased portion of total compensation tied to annual Company financial performance.

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For fiscal 2024, our NEOs were eligible to receive annual cash incentive awards under the 2022 Omnibus Plan (as defined below) based on achievement of a targeted Adjusted EBITDA (as defined below) goal and a minimum Net Revenue threshold (the floor), each set by the compensation committee. For purposes of the annual incentive, EBITDA may be adjusted to account for non-recurring or non-operational expenses such as, but not limited to, stock-based compensation, gain/loss on sale of equipment, and gain/loss on investments prior to payment of bonuses to employees (“Adjusted EBITDA”).

The Compensation Committee set the minimum threshold Net Revenue goal (floor) that had to be achieved in order for any bonus to be funded for 2024 at $145 million, increased from the $135 million floor established in 2023. The Compensation Committee set the target Net Revenue level for 2024 at $150 million, increased from the $140 million target net revenue target in 2023. Actual Net Revenue in 2024 was $186.8 million, exceeding the 2024 minimum and target thresholds and actual net revenue in 2023 of $160.1 million.

Once the Net Revenue funding trigger was met, if the targeted level of Adjusted EBITDA was also met as determined by the Compensation Committee, the target cash bonus was paid. Performance above target results in a payout of a higher percentage of salary. Performance below target results in a lower bonus payout, or no payout if the minimum threshold (floor) of Adjusted EBITDA or Net Revenue was not met. 100% of the annual incentive award is based on financial performance of the Company.

The table below shows, for each NEO who received an award, the target and maximum annual incentive award, the threshold, target, stretch and maximum expectation with respect to Adjusted EBITDA financial performance and the actual bonus payout for 2024. The minimum, target, stretch and maximum performance thresholds were increased to $15.3 million, $17.0 million, $20.4 million and $25.5 million, respectively, in 2024 from $9.9 million, $11.0 million, $12.1 million and $16.5 million, respectively, in 2023. Actual Adjusted EBITDA in 2024 was $28.3 million, exceeding the 2024 maximum performance threshold for 2024 and actual Adjusted EBITDA in 2023 of $25.4 million. The financial goals used to determine NEO bonus funding are identical to those used to fund bonuses for other bonus-eligible officers. The award calculation is interpolated on a sliding calculation, not a cliff achievement at each level.

	Financial Performance (Adjusted EBITDA in thousands)				Actual Performance (in 000’s)
	Minimum	Target	Stretch	Maximum	Adj. EBITDA
	$15,300	$17,000	$20,400	$25,500	$28,297
NEO	Cash Award at Financial Performance Level (in thousands)				Actual Award (in 000’s)
Julie Smolyansky	$400	$800	$1,250	$1,600	$1,600
Eric Hanson	$70	$137	$215	$273	$273
Amy Feldman	$64	$124	$195	$249	$249

Actual Adjusted EBITDA performance was approximately 166% above target, resulting in actual cash incentives above target as well for each NEO. The Compensation Committee determined this level of annual cash incentive was earned based on achieving the maximum performance level set for the fiscal year.

The Compensation Committee believes Adjusted EBITDA is a transparent and accurate way to measure the Company’s performance because it reflects non-recurring or non-operational expenses such as stock-based compensation, gain/loss on sale of equipment, and gain/loss on investments. The use of Net Revenue aligns with expansion through introduction of new products and growth of existing products ensuring our leaders are accountable for driving long term profitability and sustainability of the Company.

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Long Term Incentive Plan

On August 31, 2022, the Company’s shareholders approved and we maintain the Lifeway Foods, Inc. 2022 Omnibus Incentive Plan (the “2022 Omnibus Plan”). The 2022 Omnibus Plan provides eligible participants (including our NEOs) the opportunity to participate in equity programs which incentivize them to work towards the long-term performance goals of Lifeway. We believe that a mix of restricted stock units (“RSUs”) and performance share units (“PSUs”) function as a compelling incentive and retention tool as well as motivation to achieve challenging goals and high performance for a multiple year period.

For fiscal 2024, the total long-term incentive opportunity at target is awarded using two vehicles:

•	2/3 PSUs — Cliff vests at the end of the 3-year measurement period (i.e., 12/31/2026), and do not vest during the 3-year measurement period. The PSU’s only vest and become issuable to the employee at the end of the 3-year measurement period based on the achievement of performance goals for 3-year Cumulative Revenue and 3-year Cumulative Adjusted EBITDA
•	1/3 RSUs — Vests 1/3 annually on grant date anniversary (i.e., 1/10/2025, 1/10/2026, 1/10/2027).

The value of the Long-Term Incentive target opportunity amount awarded is converted to a number of potential PSU’s and a fixed number of RSU’s at the Company’s closing stock price on the grant date.

PSUs

Our Compensation Committee made annual grants of PSUs to our NEOs and certain other members of senior management. The PSUs entitle the participants in the plan to earn shares of common stock upon the attainment of certain performance goals over the three-year performance period.

PSUs are earned at the end of a three-year performance period based on the achievement of performance goals with respect to Cumulative Revenue and Cumulative Adjusted EBITDA, both weighted equally. The pre-established thresholds, targets and maximum thresholds for each of the financial metrics is not disclosed as disclosing the long-term targets for those metrics prospectively would give substantial insight into the Company’s confidential, forward-looking strategies, and could therefore place the Company and its shareholders at a competitive disadvantage.

Each metric has a threshold, target and maximum performance achievement level and associated payout. If our performance meets or exceeds the performance threshold, then a varying number of shares from the threshold (50% of the target number of shares) up to the maximum (150% of the target number of shares) may be earned. No shares are earned if the performance threshold is not met.

The PSUs vest and become issuable to the employee at the end of the three-year performance measurement period. Employees forfeit their PSUs if they are not employed at the time the PSUs are awarded and issued.

The following table sets forth the PSU awards granted under the 2022 Omnibus Plan to our NEOs in 2024 as part of our long term incentive program at each of the threshold, target and maximum thresholds.

NEO	Threshold PSUs	Target PSUs	Maximum PSUs	Target Value
Julie Smolyansky (1)	18,208	36,416	54,624	$500,000
Eric Hanson	3,787	7,574	11,361	$104,000
Amy Feldman	3,016	6,032	9,048	$82,833

(1)	Pursuant to the Cooperation Agreement, Danone’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding Ms. Smolyansky, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be two or more of the New Independent Board Members). Accordingly, Ms. Smolyansky’s equity awards may not be settled in equity and will instead be settled in cash in accordance with the terms of her award agreements unless consented to by Danone or Danone’s right to so consent to equity issuances by the Company terminates. Danone’s right to consent to issuances of Company equity terminates when Danone owns fewer than 761,438 shares of the Company’s outstanding common stock (as adjusted for any reverse stock split or similar recapitalization).

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PSUs were calculated by dividing the award value by the fair market value on the date the award was approved.

RSUs

As described in further detail in the Outstanding Equity Awards at Fiscal Year End Table and related footnotes below this Compensation Overview, the following table sets forth restricted stock unit (“RSU”) awards granted under the 2022 Omnibus Plan to our NEOs in 2024 as part of our long-term incentive plan,

NEO	RSUs	$ Value
Julie Smolyansky (1)	18,208	$250,000
Eric Hanson(2)	3,787	$52,000
Amy Feldman(3)	3,016	$41,416

(1)	Pursuant to the Cooperation Agreement, Danone’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding Ms. Smolyansky, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must New Independent Board Members). Accordingly, Ms. Smolyansky’s equity awards may not be settled in equity and will instead be settled in cash in accordance with the terms of her award agreements unless consented to by Danone or Danone’s right to so consent to equity issuances by the Company terminates. Danone’s right to consent to issuances of Company equity terminates when Danone owns fewer than 761,438 shares of the Company’s outstanding common stock (as adjusted for any reverse stock split or similar recapitalization).

(2)	Pursuant to the Cooperation Agreement, Danone’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding Ms. Smolyansky, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be New Independent Board Members). Accordingly, Mr. Hanson’s equity awards may not be settled in equity and will instead be settled in cash in accordance with the terms of his award agreements unless consented to by Danone, approved by the Company’s Compensation Committee a majority of which are New Independent Board Members or Danone’s right to so consent to equity issuances by the Company terminates. Danone’s right to consent to issuances of Company equity terminates when Danone owns fewer than 761,438 shares of the Company’s outstanding common stock (as adjusted for any reverse stock split or similar recapitalization).

(3)	Ms. Feldman’s RSUs were settled or forfeited in connection with her termination and the Separation Agreement, dated as of June 16, 2025, by and between Ms. Feldman and the Company (the “Separation Agreement”).

The number of RSUs awarded was calculated by dividing the award value by the fair market value on the date the award was approved. One-third of the RSUs will vest on each of January 10, 2025, 2026 and 2027, subject to the NEO’s continued employment through the applicable vesting date.

Perquisites and Benefits

Perquisites

We provide executive officers and other key managers with limited perquisites and other personal benefits not otherwise available to all employees that the Compensation Committee believes are reasonable and consistent with our overall compensation program and philosophy. These benefits are provided to enable us to attract and retain these executive officers and key managers. The Audit and Corporate Governance Committee has periodically reviewed, and the Compensation Committee will continue to periodically review, the levels of these perquisites provided to our executive officers together with management and the relevant Committee’s independent compensation consultant.

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Of these benefits, the most significant ongoing benefit is providing our NEOs automobile related benefits due to their extensive travel in exploring, planning, and implementing the expansion of Lifeway’s product distribution, overseeing production at our facilities and in supporting and developing the Lifeway brand and sales, as applicable. Additionally, our Senior Executive Vice President of Sales receives a health-related perquisite. Perquisites are further described in “NEO Summary Compensation for Fiscal Years 2023 and 2024” below. We do not provide additional compensation or bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed on this compensation.

Benefits

Our executive officers, including NEOs, are eligible for health, dental, vision, life insurance, short- and long-term disability insurance, and 401(k) benefits to the same extent and subject to the same conditions as all other salaried employees at Lifeway. Our executive officers, including NEOs, may also claim executive health examination expenses each year, subject to a cap designed to cover a majority of the program fees (but not any associated medical expenses) for such executive health programs available in the Chicago, Illinois area. We treat this health examination expense as taxable compensation and provide a tax gross-up to encourage the use of this benefit by our executive officers. Our NEOs also receive certain internet and telecommunications services allowances.

Accounting and Tax Considerations

Our Compensation Committee may take into consideration the accounting and tax treatment of the compensation and benefit arrangements for of our Named Executive Officers. These considerations are in addition to those described above that were material to the pay decisions for the most recent fiscal year.

While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

The Committee’s Process for Setting Executive Compensation

Benchmarking and Analysis

To set total compensation guidelines, the Compensation Committee reviewed market data of companies that are comparable to Lifeway and that it believed compete with Lifeway for executive talent, business, and capital. The Committee reviewed both specific data from public proxy filings from peer group companies and general industry data for comparable companies that are included in proprietary third-party surveys.

In identifying and approving the peer group of companies, the Committee considered market information available through public proxy filings and through Aon’s Global Compensation Databases. Aon is a leading executive compensation consulting practice. The Committee, together with Aon, review the gathered data for each of our NEOs and other key executive positions based on the scope of each employee’s responsibilities at Lifeway as compared to responsibilities of equivalent positions within companies included in the peer group. Since Lifeway is somewhat smaller, on average, in terms of revenue than the peer group, regression analysis was utilized to size-adjust the compensation data to Lifeway’s revenue scope of each NEO role.

The Committee believed that it was necessary to consider this market data in making compensation decisions to attract, retain, and motivate talent. The Committee has also determined that, absent extraordinary circumstances, the Company’s human resources department will continue to undertake the compensation marketplace analysis process annually and undertake a compensation marketplace analysis process with a compensation consultant every other year. The results do not tend to vary significantly from year to year and the costs for such annual analysis is high compared to the benefits obtained from undertaking a compensation marketplace analysis with the compensation consultant annually.

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In selecting peer organizations, the Committee generally considered the following screening criteria:

•	Industry;
•	Revenue;
•	Market capitalization; and
•	Whether the company is representative of the labor market for executive talent for Lifeway.

Our Peers

The Compensation Committee, with the help of its independent compensation consultant, reviews and updates the Company’s peer group every year to ensure it still reflects an appropriate mix of mid-cap food, beverage, and natural wellness companies of similar size, complexity, and geographic reach. Since company profiles, market capitalization, and industry conditions change over time, the Committee believes that an annual review is essential to keep benchmarking data relevant. This process helps ensure that Lifeway’s executive compensation remains competitive in the consumer packaged goods industry and aligns with shareholder interests.

In 2024 we removed Lifecore Biomedical Inc. (f/k/a Landec Corp.) and included Zevia PBC. The peer group, as modified in 2024, consisted of the following companies:

Peer group used for fiscal year 2023 compensation planning

•   Alico, Inc.

•   The Alkaline Water Company Inc.

•   Bridgford Foods Corp.

•   Celsius Holdings, Inc.

•   Coffee Holding Co., Inc.

•   Crimson Wine Group, Ltd.

•   e.l.f. Beauty, Inc.

•   Farmer Bros Co.

•   Freshpet, Inc.

•   Laird Superfood, Inc.

•   LifeVantage Corp.

•   Limoneira Co.

•   Mama’s Creations, Inc. (f/k/a MamaMancini’s Holdings, Inc.)

•   MGP Ingredients Inc.

•   Natural Alternatives International, Inc.

•   Reed’s, Inc.

•   Rocky Mountain Chocolate Factory, Inc.

•   S&W Seed Co.

•   Tootsie Roll Industries, Inc.

•   Village Farms International, Inc.

•   Willamette Valley Vineyards, Inc.

•   Zevia PBC

In consultation with Aon, the Compensation Committee found this peer group representative of an appropriate executive labor market and pay benchmarking perspective. While this analysis informed the decisions of the Compensation Committee and was a reference point on the range of compensation opportunities, the Compensation Committee did not tie executive officer compensation to specific market percentiles.

Other Factors

In making determinations regarding executive officer compensation, in addition to benchmarking, the Compensation Committee considered several other factors such as our financial performance and financial condition, individual executive performance, tenure, expertise, the importance of the role, potential for future contributions, and comparative pay levels among the members of the senior executive team, as well as input of the compensation consultant and, subject to conformity with independent analyses of all other information by the Compensation Committee, and, other than with respect to Julie Smolyansky, management recommendations. The Compensation Committee typically followed most of these recommendations; however, the Compensation Committee has sole authority for the final compensation determination and may have set total compensation and incentive opportunities below, at, or above median amounts.

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Information About Our Executive Team

Information about Julie Smolyansky can be found in above in the section “Information about our Nominees.” Information about the rest of our executive team can be found above in the section “Information about Current Directors and Executive Officers.”

NEO Summary Compensation for Fiscal Years 2023 and 2024

The following table sets forth certain information concerning compensation received by Lifeway’s NEOs, consisting of our Chief Executive Officer and the two other most highly paid executive officers for services rendered in all capacities during fiscal year 2023 and 2024.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary ($)	Stock Awards (1) ($)	Nonequity incentive plan compensation ($)	All Other Compensation (2) ($)	Total ($)
Julie Smolyansky
Chief Executive Officer,	2024	1,000,000	750,000	1,600,000	2,022,124	5,372,124
President and Secretary	2023	1,000,000	750,000	1,600,000	22,200	3,372,200

Eric Hanson
Chief Financial and	2024	390,000	156,000	273,000	27,000	846,000
Accounting Officer, Treasurer	2023	370,000	148,000	259,000	28,000	805,000

Amy Feldman
Senior Executive Vice	2024	355,000	124,249	248,500	43,464	771,213
President - Sales	2023	340,000	119,000	238,000	43,464	740,464

______________________

(1)	Stock Awards are grants of shares with performance-based or time-based vesting requirements made pursuant to the 2022 Omnibus Plan. The amounts reported in this column represent the grant date fair value of such awards consistent with the estimate of aggregate compensation cost, at target levels, to be recognized in accordance with FASB ASC Topic 718 over the service period for the stock awards granted for the relevant fiscal year.

(2)	Details about “All Other Compensation” are set forth in the table below.

All Other Compensation Details
Name and Principal Position(s)	Year	Retirement Plan Contributions (A) ($)	Auto Allowance (B) ($)	All Other Perks ($)		Other ($)		Total ($)
Julie Smolyansky
Chief Executive	2024	13,200	5,324	3,600	(C)	2,000,000	(E)	2,022,124
Officer, President and Secretary	2023	13,200	5,400	3,600	(C)	–		22,200

Eric Hanson
Chief Financial and	2024	13,200	10,200	3,600	(C)	–		27,000
Accounting Officer, Treasurer	2023	13,200	10,200	4,600	(C)	–		28,000

Amy Feldman
Senior Executive	2024	10,671	10,200	22,594	(D)	–		43,464
Vice President – Sales	2023	10,671	10,200	22,594	(D)	–		43,464

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(A)	Consists of Lifeway’s matching contributions to the Lifeway Foods Inc. 401(k) Profit Sharing Plan and Trust on behalf of the NEO.

(B)	Consists of personal use of vehicle taxable compensation for Ms. Smolyansky and auto allowance for Mr. Hanson and Ms. Feldman.

(C)	Consists of internet/telecommunications services allowance and a home office stipend.

(D)	Consists of internet/telecommunications services and health insurance benefits allowance.

(E)	Consists of CEO retention bonus

Pay Versus Performance

The following table sets forth certain information concerning the relationship between compensation actually paid to Lifeway’s Chief Executive Officer (“PEO”) and its other NEOs and the financial performance of the Company during fiscal years 2022, 2023 and 2024.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (in 000’s)
2024	5,372,124	10,081,103	808,607	1,484,854	$184.94	9,025
2023	3,372,200	5,119,250	772,732	990,756	$241.62	11,367
2022	2,841,593	3,059,976	684,588	687,675	$120.65	924

(1)	Julie Smolyansky was our principal executive officer ("PEO") for each of the years shown.

(2)	The non-PEO NEOs for each applicable year are Eric Hanson and Amy Feldman.

(3)	The table below details amounts deducted and added to calculate Average Compensation Actually Paid to the PEO and non-PEO NEOs.:

	2024
	PEO $		Average of NEOs $
Total Compensation per Summary Compensation Table (SCT)	5,372,124		808,607
Less: Value of Stock Award Reported in SCT	(750,000)		(140,125)
Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Year	1,354,675	(A)	253,072	(A)
Plus: Fair Value for Equity Awards Granted and Vested During the Covered Year	–		–
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	3,004,944	(B)	521,514	(B)
Plus: Change in Fair Value of Prior Year Equity Awards that Vested this Year	1,099,360		41,786
“Compensation Actually Paid”" for Year Shown	10,081,103		1,484,854

(A)	Includes target PSUs that may be earned under the Company’s 2024 long term incentive program. Such PSUs may be earned at the end of a three-year performance period based on the achievement of performance goals over such three-year performance period. Actual PSUs earned cannot be determined until after the completion of the performance period.
(B)

Includes an estimate of PSUs that may be earned under the Company’s 2022 long term incentive program and the Company’s 2023 long term incentive program. Such PSUs may be earned at the end of a three-year performance period based on the achievement of performance goals over such three-year performance period. Actual PSUs earned cannot be determined until after the completion of the performance period.

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Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to the Company’s NEOs as a group is aligned with the Company’s cumulative total shareholder return (“TSR”) over the three years presented in the table.

Compensation Actually Paid and Net Income

The following graph depicts the relationship between the average amount of compensation actually paid to the Company’s NEOs as a group and the Company’s net income over the three years presented in the table.

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Employment agreements, severance, and change-in-control arrangements between Lifeway and Named Executive Officers

Julie Smolyansky serves Lifeway pursuant to an amended and restated employment agreement dated as of December 23, 2024 (the “Smolyansky Employment Agreement”), pursuant to which the Ms. Smolyansky serves as Chief Executive Officer of the Company and is responsible for such duties as are commensurate with her position and office as may from time to time be reasonably assigned to her by the Board, including without limitation, the responsibilities of President and Secretary of the Company. Pursuant to the Smolyansky Employment Agreement, Ms. Smolyansky is entitled to receive a base salary of $1,000,000 per year, subject to annual review, and will also be eligible for an annual bonus upon the achievement of applicable performance targets set by the Compensation Committee and subject to such other terms and conditions of the Company’s annual bonus program as in effect from time to time, with an annual bonus opportunity, at target, equal to 80% of the Executive’s then effective annual base salary. She is also eligible to participate in the 2022 Omnibus Incentive Plan, subject to the terms of the 2022 Omnibus Incentive Plan, as determined by the Compensation Committee, in its sole discretion. Pursuant to the Smolyansky Employment Agreement, Ms. Smolyansky will also receive an annual grant under the 2022 Omnibus Incentive Plan with a target value equal to 75% of the Executive’s then effective annual base salary, and to the extent the Company is unable to deliver shares upon the vesting of any such grant in accordance with its terms, the Company shall pay to the Executive cash in an amount equal to the value of the vested shares (and in lieu of the vested shares) at the time of such vesting. The Company may review and adjust (but not downward) the base salary from time to time, based upon her performance. Ms. Smolyansky’s base salary was $1,000,000 in 2024 and $1,000,000 in 2023. The term of the Smolyansky Employment Agreement ends upon the Ms. Smolyansky’s death or Disability (as defined in the Smolyansky Employment Agreement) or upon termination by Ms. Smolyansky or the Company at any time.

Upon termination of the Smolyansky Employment Agreement (i) by the Company without Cause (as defined in the Smolyansky Employment Agreement) or by the Executive for Good Reason (as defined in the Smolyansky Employment Agreement), provided in each case that the Company receives from the Ms. Smolyansky a general release of claims against the Company and its subsidiaries, affiliates, shareholders, directors, officers, employees, agents, successors, and assigns (the “Release”) within 60 days following termination, or (ii) as a result of the Ms. Smolyansky’s death,

(a)       the Company shall pay Ms. Smolyansky an amount (the “Severance Pay”) equal to the sum of (I) two times her base salary, at the rate in effect immediately prior to such termination of employment, plus (II) an amount equal to two times the greater of her target annual bonus for the year in which the termination of employment occurs or her highest bonus for the two years preceding the termination of employment; and

(b)       unless otherwise provided for in the 2022 Omnibus Incentive Plan or any award agreement, any and all outstanding equity awards previously granted to the Executive that remain unearned, unvested, or otherwise unpaid (“Equity Awards”), and which remain outstanding immediately prior to the date of termination of the Executive’s employment, shall remain outstanding and shall immediately become vested in full upon the Release becoming irrevocable.

If within the one month prior to or 12 months following a Change in Control (as defined in the Smolyansky Employment Agreement), the Ms. Smolyansky’s employment is terminated by the Company without Cause or by the Executive for Good Reason (a “CIC Termination of Employment”), the Executive is entitled to (i) the Severance Pay (although at a rate of three times, rather than two times, her base salary and the greater of her target annual bonus for the year in which the termination of employment occurs or her highest bonus for the two years preceding the termination of employment), (ii) any unearned performance awards, which shall be earned and fully vested based on the higher of actual or target performance as of the Change of Control date, and (iii) any and all other Equity Awards, which shall remain outstanding and shall immediately become vested in full upon the Release becoming irrevocable.

The Smolyansky Employment Agreement contains several restrictive covenants to the benefit of the Company, including a two-year non-competition provision and a two-year non-solicitation provision. Upon a CIC Termination of Employment, the Company shall pay the Executive an amount equal to the value of the non-competition obligations (the “Non-Competition Payment”), as determined by an unrelated third party that is in the business of valuing non-competition payments. The Severance Pay shall count toward the Non-Competition Payment, and all costs for obtaining and defending the valuation shall be borne by the Company.

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The Employment Agreement also clarifies that the Company is the sole owner of all intellectual property made or conceived by the Executive arising out of the Executive’s employment by the Company, except that the Executive owns and retains all rights in respect of The Kefir Cookbook. The Executive also granted the Company a royalty-free license to utilize The Kefir Cookbook and the contents for its marketing purposes.

Eric Hanson serves Lifeway pursuant to an employment agreement dated as of November 19, 2018. The agreement renews automatically for successive terms of one year on January 1, unless pursuant to the agreement it is terminated earlier or the Board or Compensation Committee gives timely notice of non-renewal. Mr. Hanson’s base salary was $390,000 in 2024 and $370,000 in 2023. His base salary is subject to annual review by the Compensation Committee and the Board. Pursuant to his employment agreement, Mr. Hanson is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In 2024 and 2023, the Board set bonus targets for him in compliance with the 2022 Omnibus Incentive Plan. Lifeway may terminate Mr. Hanson’s employment for any lawful reason, with or without Cause, and Mr. Hanson may resign for or without Good Reason (each as defined in his employment agreement).

Pursuant to the employment agreement with Mr. Hanson, upon Non-Renewal, termination without Cause, or by his resignation with Good Reason (as defined in his employment agreement), Mr. Hanson will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under his employment agreement is conditioned on execution of an enforceable general release of claims in a form satisfactory to Lifeway.

	Non-Renewal	Termination without Cause or Resignation for Good Reason	Termination for Cause or Resignation Without Good Reason
Base Salary	Three months after termination date	The remainder of the term or 6 months, whichever is greater	Through termination date

Bonus Payments	Greater of (i) bonus for fiscal year of termination date and (ii) bonus paid for fiscal year prior to termination date	Greater of (i) bonus for fiscal year of termination date and (ii) bonus paid for fiscal year prior to termination date	None

Outstanding Equity Awards	Vested but unsettled outstanding equity awards	Accelerated vesting of all outstanding equity awards	Vested but unsettled outstanding equity awards

Health Insurance	Company-paid COBRA premiums through the earliest of (i) three calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	Company-paid COBRA premiums through the earliest of (i) six calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	None

Financial Services or Transition-Related	None	$10,000	None

Amy Feldman served Lifeway pursuant to an employment agreement dated as of October 29, 2018. As of February 28, 2025, Amy Feldman is no longer employed by the Company. Her departure is part of the Company’s ongoing organizational restructuring, which includes the elimination of the Senior Executive Vice President of Sales position held by Amy Feldman. The elimination of this position constitutes a termination without cause under Ms. Feldman’s employment agreement with the Company. Ms. Feldman entered into a separation agreement, dated as of June 16, 2025, with the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company agreed, among other things, to (i) pay Amy Feldman a single lump sum of $555,313.13, less applicable statutory deductions and authorized withholdings, (ii) vest 7,875 outstanding restricted stock units held by Amy Feldman, and (iii) vest 5,448 outstanding but unvested performance stock units under the 2022 Omnibus Plan.

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Omnibus Plan Change of Control Provisions

Unless otherwise provided in an award agreement or otherwise determined by the Compensation Committee, upon a Change of Control (as defined in the 2022 Omnibus Plan) the following shall occur:

•	For awards other than performance awards, a Replacement Award (that is, an award with a value and terms that are at least as favorable as the outstanding award) may be issued;

•	For awards other than performance awards, if a Replacement Award is not issued and the Company’s common stock ceases to be publicly traded after the Change of Control, such awards shall be immediately vested and/or exercisable upon such Change of Control;

•	For unearned performance awards, the award shall be (i) earned on a pro-rata basis at the higher of actual or target performance and (ii) measured as of the end of the calendar quarter before the Change of Control date or, if the award is stock-price based, as of the effective date of the Change of Control;

•	For earned but unvested performance awards, the award shall be immediately vested and payable as of the Change of Control; and

•	For awards other than performance awards, if the Company’s common stock continues to be publicly traded after a Change of Control, such awards shall continue under their applicable terms, unless otherwise determined by the Compensation Committee.

Notwithstanding the forgoing, in the case of awards other than performance awards, the Compensation Committee may cancel such awards, and the award holders shall receive shares or cash equal to the difference between the amount shareholders receive for their shares and the purchase price per share, if any, under the award.

If, in connection with a change in control, a Participant’s payment of any awards will cause the Participant to be liable for federal excise tax levied on certain “excess parachute payments,” then either (i) all payments otherwise due; or (ii) the reduced payment amount to avoid an excess parachute payment, whichever will provide the Participant with the greater after- tax economic benefit taking into account any applicable excise tax, shall be paid to the Participant. In no event will any Participant be entitled to receive any kind of gross-up payment or reimbursement for any excise taxes payable in connection with Change of Control payments.

Capitalized terms used in this section but not defined herein have the meanings assigned to them in the 2022 Omnibus Plan.

There are no other agreements with the NEOs that provide for payments in connection with resignation, retirement, termination of employment, or change in control other than the employment agreements described above.

Non-Employee Director Equity and Deferred Compensation Plan

Unless otherwise determined by the Plan Administrator in connection with a grant, a change in control shall have the following effects on outstanding awards:

•	On a change in control in which a Director receives a replacement award with a value and terms that are at least as favorable as the Director’s outstanding awards (a “Replacement Award”), the Director’s outstanding awards shall remain outstanding subject to the terms of the Replacement Award.

•	On a change in control in which the Company’s shares cease to be publicly traded, the Director’s outstanding awards shall become immediately vested unless the Director receives Replacement Awards.

•	On a change in control in which the Company’s shares continue to be public traded, a Director’s outstanding awards shall remain outstanding and be treated as Replacement Awards.

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Notwithstanding the forgoing, the 2022 Plan Administrator may determine that any or all outstanding awards granted under the 2022 Directors Plan will be canceled and terminated upon a change in control, and that in connection with such cancellation and termination, the Director shall receive for each RSU subject to such award, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the consideration received by shareholders of the Company for a share of common stock in such change in control.

Capitalized terms used in this section but not defined herein have the meanings assigned to them in the 2022 Non-Employee Director Plan.

There are no other agreements with the directors that provide for payments in connection with resignation, retirement, termination of service, or change in control.

Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2024, regarding the shares of Lifeway’s common stock authorized for issuance under our 2015 Omnibus Plan, our 2022 Omnibus Plan and our 2022 Non-Employee Director Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	29,650	$10.42	3,029,995
Equity compensation plans not approved by security holders	–	$–	–
Total	29,650	$10.42	3,029,995

On March 29, 2016, Lifeway filed a registration statement on Form S-8 with the SEC in connection with the 2015 Omnibus Plan covering 3,500,000 shares of our common stock. The 2015 Omnibus Plan has since been terminated for future issuances and replaced by our 2022 Omnibus Plan. A total of 29,650 options to purchase common stock remain awarded and unexercised under the 2015 Omnibus Plan which will remain in place until all such awards are terminated or exercised.

Our shareholders adopted the 2022 Omnibus Plan at our annual meeting of shareholders on August 31, 2022. Pursuant to the 2022 Omnibus Plan, we may issue common stock, options to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance share units, performance shares, cash-based awards and other stock-based awards to our employees. The Compensation Committee has the discretion to determine the option price, number of shares, grant date, and vesting terms of awards granted under the 2022 Omnibus Plan. On May 24, 2023, the Company filed a registration statement on Form S-8 with the SEC in connection with the 2022 Omnibus Plan covering 3,247,855 shares of our common stock. A total of 2,636,514 shares were eligible for award under the 2022 Omnibus Plan as of December 31, 2024.

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Our shareholders adopted the 2022 Non-Employee Director Equity and Deferred Compensation Plan at our annual meeting of shareholders on August 31, 2022. Pursuant to the 2022 Director Plan, we may issue restricted stock units to our non-employees Directors. The Board has the discretion to determine the number of restricted stock units granted, grant date, and vesting terms of awards granted under the 2022 Director Plan. The Company filed a registration statement on Form S-8 with the SEC in connection with the 2022 Director Plan covering 500,000 shares of our common stock. A total of 393,081 shares were eligible for award under the 2022 Director Plan as of December 31, 2024.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding each unexercised stock option and unvested restricted stock award held by our NEOs as of December 31, 2024.

	Stock awards
Name	Number of shares or units of stock that have not vested (#)(1)		Market value of shares of units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Julie Smolyansky	55,766	(4)	$1,382,997	282,927		$7,016,590

Eric Hanson	11,055	(5)	$274,164	55,140		$1,367,472

Amy Feldman	8,881	(6)	$220,249	44,437	(7)	$1,102,038

(1)	Represents time-based restricted stock awards pursuant to Lifeway’s 2022 Omnibus Plan.
(2)

The market values of these stock awards are calculated by multiplying the number of unvested/unearned shares held by the applicable NEO by the closing price of our common stock on December 31, 2024, the last trading day of our fiscal year, which was $24.80.

(3)

Performance share units will vest as soon as practicable after the end of the three-year performance period at the time that the Compensation Committee determines the number of PSUs earned by the applicable participant based on the performance metrics met. Numbers presented represent the number of target units. For further discussion of performance metrics, see “Long Term Incentive Plan” above.

(4)	Of such shares, 6,070 vested on January 10, 2025; 12,113 vested on June 16, 2025; 13,334 vested on August 31, 2025 but have not been settled; 6,070 will vest on January 10, 2026; 12,111 will vest on June 16, 2026; and 6,068 will vest on January 10, 2027. Pursuant to the Cooperation Agreement, Danone’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding Ms. Smolyansky, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be New Independent Board Members). Accordingly, Ms. Smolyansky’s equity awards may not be settled in equity and will instead be settled in cash in accordance with the terms of her award agreements unless consented to by Danone or Danone’s right to so consent to equity issuances by the Company terminates. Danone’s right to consent to issuances of Company equity terminates when Danone owns fewer than 761,438 shares of the Company’s outstanding common stock (as adjusted for any reverse stock split or similar recapitalization).

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(5)

Of such shares, 1,263 vested on January 10, 2025; 2,390 vested on June 16, 2025; 2,488 vested on August 31, 2025 but have not been settled; 1,263 will vest on January 10, 2026; 2,390 will vest on June 16, 2026; and 1,261 will vest on January 10, 2027. Pursuant to the Cooperation Agreement, Danone’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding Ms. Smolyansky, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be New Independent Board Members). Accordingly, Mr. Hanson’s equity awards may not be settled in equity and will instead be settled in cash in accordance with the terms of his award agreements unless consented to by Danone, approved by the Company’s Compensation Committee a majority of which are New Independent Board Members or Danone’s right to so consent to equity issuances by the Company terminates. Danone’s right to consent to issuances of Company equity terminates when Danone owns fewer than 761,438 shares of the Company’s outstanding common stock (as adjusted for any reverse stock split or similar recapitalization).

(6)	Of such shares, 7,875 vested on June 24, 2026, pursuant to the Separation Agreement. The remainder of such shares were forfeited.

(7)	Of such shares, 5,448 vested on June 24, 2026, pursuant to the Separation Agreement. The remainder of such shares were forfeited.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of Lifeway’s Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that none of our directors, executive officers, or persons who beneficially own more than 10% of Lifeway’s Common Stock failed to comply with Section 16(a) reporting requirements in the fiscal year ended December 31, 2024, with the exception of Jason Scher, who had two late Form 4 filings reporting one transaction late on each and one late Form 4 filing reporting 2 transactions late, Pol Sikar, who had one late Form 4 filing reporting one transaction late, Julie Smolyansky, who had two late Form 4 filings reporting one transaction late on each, Amy Feldman, who had one late Form 4 filing reporting one late transaction, Eric Hanson, who had one late Form 4 reporting one late transaction and Edward Smolyansky, who had one late Form 4 filing reporting one transaction late.

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6.       Ownership of Common Stock by Certain Beneficial Owners and Management

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2024, regarding the shares of Lifeway’s common stock authorized for issuance under our 2015 Omnibus Plan, our 2022 Omnibus Plan and our 2022 Non-Employee Director Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	29,650	$10.42	3,029,995
Equity compensation plans not approved by security holders	–	$–	–
Total	29,650	$10.42	3,029,995

On March 29, 2016, Lifeway filed a registration statement on Form S-8 with the SEC in connection with the 2015 Omnibus Plan covering 3,500,000 shares of our common stock. The 2015 Omnibus Plan has since been terminated for future issuances and replaced by our 2022 Omnibus Plan. A total of 29,650 options to purchase common stock remain awarded and unexercised under the 2015 Omnibus Plan which will remain in place until all such awards are terminated or exercised.

Our shareholders adopted the 2022 Omnibus Plan at our annual meeting of shareholders on August 31, 2022. Pursuant to the 2022 Omnibus Plan, we may issue common stock, options to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance share units, performance shares, cash-based awards and other stock-based awards to our employees. The Compensation Committee has the discretion to determine the option price, number of shares, grant date, and vesting terms of awards granted under the 2022 Omnibus Plan. On May 24, 2023, the Company filed a registration statement on Form S-8 with the SEC in connection with the 2022 Omnibus Plan covering 3,247,855 shares of our common stock. A total of 2,636,514 shares were eligible for award under the 2022 Omnibus Plan as of December 31, 2024.

Our shareholders adopted the 2022 Non-Employee Director Equity and Deferred Compensation Plan at our annual meeting of shareholders on August 31, 2022. Pursuant to the 2022 Director Plan, we may issue restricted stock units to our non-employees Directors. The Board has the discretion to determine the number of restricted stock units granted, grant date, and vesting terms of awards granted under the 2022 Director Plan. The Company filed a registration statement on Form S-8 with the SEC in connection with the 2022 Director Plan covering 500,000 shares of our common stock. A total of 393,081 shares were eligible for award under the 2022 Director Plan as of December 31, 2024.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, Lifeway’s directors and Named Executive Officers beneficially own, directly or indirectly, in the aggregate, approximately 18.79% of its outstanding Common Stock. These shareholders have significant influence over our business affairs, with the ability to control matters requiring approval by our shareholders including election of directors and matters such as approvals of mergers or other business combinations.

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The following table sets forth, as of November 6, 2025, certain information with respect to the beneficial ownership of the Common Stock for (i) each person, or group of affiliated persons, known by Lifeway to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all of our directors and executive officers as a group.

	Shares Beneficially Owned (b)
Name and Address (a)	Number (c)		Percent
Directors, Nominees and Named Executive Officers
Julie Smolyansky	2,666,656	(d)	17.51%
Kirk Chartier	0		*
Juan Carlos (“JC”) Dalto	10,717	(e)	*
Rachel Drori	0		*
Andee Harris	0		*
Susie Hultquist	0		*
Dorri McWhorter	22,785		*
Jason Scher	78,502	(f)	*
Pol Sikar	24,214		*
Eric Hanson	41,633		*
Amy Feldman (g)	33,236	(h)	*
All directors and executive officers as a group (11 persons)	2,877,743	(d)-(h)	18.79%

5% Holders
Danone North America PBC 1 Maple Avenue White Plains, NY 10605	3,454,756	(i)	22.69%

Edward Smolyansky 1219 N. Wells St. Chicago, IL 60610	3,059,975	(j)	20.09%

Ludmila Smolyansky C/o Edward Smolyansky 1219 N. Wells St. Chicago, IL 60610	925,166	(k)	6.08%

____________

*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person or entity named in the table is c/o Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, IL 60053.

(b)	Applicable percentage of ownership is based on 15,228,763 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants, or other convertible securities exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, warrants, or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown. The information in this table is based solely on statements in filings with the SEC or other information made available to the Company that is deemed reliable.

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(c)	Pursuant to the Cooperation Agreement, Danone’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding Ms. Smolyansky, her immediate family and their affiliates) or directors so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be New Independent Board Members). Danone’s right to consent to issuances of Company equity terminates when Danone owns fewer than 761,438 shares of the Company’s outstanding common stock (as adjusted for any reverse stock split or similar recapitalization).

(d)	Includes (i) 22,216 shares held by Ms. Smolyansky on behalf of minor children, (ii) 5,122 shares held by Ms. Smolyansky’s spouse, and (iii) 500,000 shares held by Smolyansky Family Holdings, LLC (the “Smolyansky LLC”) of which Ms. Smolyansky beneficially owns 50%.

(e)	Includes 541 shares of common stock underlying phantom stock which represents compensation that has been deferred and may be issued within 60 days of the Record Date if Mr. Dalto ceases to be a director.

(f)	Includes 75,352 shares of common stock underlying phantom stock which represents compensation that has been deferred and may be issued within 60 days of the Record Date if Mr. Scher ceases to be a director.

(g)	Ms. Feldman’s employment was terminated on February 28, 2025.

(h)	Includes 19,324 shares of common stock held indirectly by the Amy Feldman Trust of which Ms. Feldman is the sole trustee.

(i)	Danone North America PBC has sole voting and sole dispositive power with regard to 3,454,756 shares of Common Stock. Danone North America PBC is a wholly owned subsidiary of Danone S.A. Danone S.A., by virtue of its relationship to Danone North America PBC, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares of Common Stock which Danone North America PBC directly beneficially owns. Danone S.A. disclaims beneficial ownership of such shares of Common Stock for all other purposes.

(j)	Includes (i) 500,000 shares held by Smolyansky Family Holdings, LLC (the “Smolyansky LLC”) of which Mr. Smolyansky beneficially owns 50% and (i) 1,233,333 shares held by the Edward Smolyansky Trust 2/2/16, (iii) 100,000 shares held by Mr. Smolyansky on behalf of a minor child. Mr. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Julie Smolyansky and (iv) 75,000 shares held by The Ludmila and Edward Smolyansky Family Foundation, of which the Mr. Smolyansky and his spouse are directors.

(k)	Includes (i) 832,823 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Ms. L. Smolyansky is the trustee, (ii) 17,343 shares held by The Smolyansky Family Foundation, of which Ms. L. Smolyansky is the trustee. The previously disclosed pledge of Ms. L. Smolyansky’s shares has been released and (iii) 75,000 shares held by The Ludmila and Edward Smolyansky Family Foundation, of which the Ms. Ludmila Smolyansky is a director.

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7.       AUDIT MATTERS

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

AUDIT REPORT

The Board has the ultimate authority for effective corporate governance, including oversight of Lifeway’s management. The Audit and Corporate Governance Committee assists the Board in fulfilling its responsibilities by overseeing, among other things, Lifeway’s accounting and financial reporting processes (including the internal audit function), the audits of Lifeway’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Lifeway’s independent auditor, and the performance and continued retention of Lifeway’s internal auditor.

The Audit and Corporate Governance Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lifeway’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Together with Lifeway’s internal auditor, management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Lifeway’s system of internal control. Lifeway’s independent auditor, Grant Thornton, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

During fiscal year 2024, the Audit and Corporate Governance Committee fulfilled its responsibilities as set forth in its charter and further described above in the “Board Committees” section. The Audit and Corporate Governance Committee has reviewed and discussed with management, and the independent auditor, Lifeway’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2024, and the independent auditor’s report on those financial statements. Management represented to the Audit and Corporate Governance Committee that Lifeway’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. Grant Thornton presented the matters required to be discussed with the Audit and Corporate Governance Committee by Public Company Accounting Oversight Board standards and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management, the internal auditor, and the independent auditor of the quality (not merely the acceptability) of Lifeway’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Lifeway’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit and Corporate Governance Committee recommended to the Board that the audited consolidated financial statements be included in Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully Submitted,

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

Jason Scher, Chairperson

Dorri McWhorter

Andee Harris

THE FOREGOING AUDIT AND CORPORATE GOVERNANCE COMMITTEE AUDIT REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

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Fees Billed by Independent Registered Public Account Firm

The following table sets forth the fees for professional audit services rendered by Grant Thornton in connection with fiscal years ended December 31, 2024 and 2023 and fees billed for other services rendered by Grant Thornton during those periods:

Fees Billed by Independent Registered Public Accounting Firm

Type of Fees	2024	2023
(1) Audit Fees	$441,388	$441,180
(2) Audit-Related Fees	–	–
(3) Tax Fees	–	–
(4) All Other Fees	–	–
	$441,388	$441,180

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees Lifeway paid to its independent registered public accountant for professional services in connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 included in Form 10-K, for the review of the unaudited financial statements included in Form 10-Qs within those fiscal years, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for work performed during those fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements; “tax fees” are fees for work performed during those fiscal years for tax compliance, tax advice, and tax planning; and “all other fees” are fees for work performed during those fiscal years for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit and Corporate Governance Committee in accordance with its charter.

For the fiscal years ended December 31, 2024 and 2023, we retained certain firms other than Grant Thornton for tax compliance, tax advice, tax planning and other accounting advice.

Pre-Approval of Audit and Non-Audit Services

Lifeway’s Audit and Corporate Governance Committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. The policy sets forth the procedures and conditions for both pre-approval of audit-related services to be performed by its auditors (assurance and related services that are reasonably related to the performance of the auditors’ review of the financial statements or that are traditionally performed by the independent auditor) and specific pre-approval for all other services for the current fiscal year consistent with the SEC’s rules on auditor independence. The Audit and Corporate Governance Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year during the first quarter of each year.

Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Corporate Governance Committee if it is to be provided by the auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit and Corporate Governance Committee. In determining whether to approve a particular audit or permitted non-audit service, the Audit and Corporate Governance Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit and Corporate Governance Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit and Corporate Governance Committee has not pre-approved the use of Grant Thornton for non-audit services. There was no non-audit work performed by Grant Thornton for the fiscal years ended December 31, 2024 or December 31, 2023.

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8.       OTHER MATTERS

Availability of Bylaws

A copy of the Bylaws may be obtained by accessing our website at www.lifewaykefir.com and by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

2024 Annual Report

Our financial statements for our fiscal year ended December 31, 2024, are included in our Annual Report on Form 10-K, filed with the SEC on March 14, 2025, which we will make available to shareholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at www.lifewaykefir.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Lifeway Foods, Inc., 6431 Oakton Street, Morton Grove, Illinois 60053, Attention: Corporate Secretary.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

*        *        *

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APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

LIFEWAY FOODS, INC.

~~Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.~~

The Articles of Incorporation, as amended, of LIFEWAY FOODS, INC. are amended and restated to read as follows:

ARTICLE ONE

The name of the corporation is: ~~LIFEWAY FOODS, INC.~~ Lifeway Foods, Inc.

The date of incorporation is: May 19, 1986

ARTICLE TWO

The name and address of the ~~initial~~ registered agent and its registered office at the time of filing these Amended and Restated Articles of Incorporation (the “Articles”) with the Illinois Secretary of State are:

Registered Agent: ~~LAWRENCE H. BINDEROW~~ C T Corporation System

Registered Office: ~~105 WEST MADISON STREET, SUITE 1204, CHICAGO, IL~~

~~60602 COOK COUNTY~~208 S LaSalle St. Suite 814, Chicago, IL 60604

ARTICLE THREE (amended)

The purpose or purposes for which the corporation is organized are:

~~THE TRANSACTION OF ANY AND ALL LAWFUL BUSINESSES FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE ILLINOIS BUSINESS CORPORATION ACT.~~

The transaction of any and all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act of 1983 (as amended, the “Business Corporation Act”).

ARTICLE FOUR (amended)

Paragraph 1: The number of shares the corporation is authorized to issue shall be:

~~Class Par Value Number of Shares Authorized~~

Class	Par Value	Number of Shares Authorized
Common	No par	40,000,000
Preferred	No par	2,500,000

A-1

~~Common no par 40,000,000 Preferred no par 2,500,000~~

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

~~None.~~PREFERRED STOCK

~~The~~Authority is hereby vested in the board of directors ~~is granted discretion under the articles of incorporation of the company~~(by adoption of a resolution and filing and recording of a statement in accordance with the laws of the State of Illinois) to assign rights and ~~priviledges~~privileges to the shares of preferred stock.

Additionally, ~~it is resolved that~~ the corporation may divide and issue the preferred shares in series. Preferred shares of each series when issued shall be designated to distinguish them from the shares of all other series. The board of directors is hereby expressly vested with authority to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the articles of incorporation and all amendments made thereto, and the laws of the state of Illinois in respect of the following:

(a)	the number of shares to constitute such series, and the distinctive designations thereof;

(b)	the rate and preference of dividends, if any, the time of payment of dividends, whether such dividends are cumulative and the date from which any dividend shall accrue;

(c)	whether shares may be redeemed and, if redeemed to be retired as cancelled shares of the corporation or such shares may constitute authorized but unissued shares;

(d)	the amount payable upon shares in event of involuntary liquidation;

(e)	the amount payable upon shares in event of voluntary liquidation;

(f)	sinking fund or other provisions, if any for the redemption or purchase of shares;

(g)	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(h)	voting powers, if any and~~,~~

(i)	any other relative rights and preferences of shares of such series including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

~~Additionally resolved that cumlative voting in the election of directors shall not be permitted by the corporation.~~

PREEMPTIVE RIGHTS

~~Additionally resolved that a~~A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for~~,~~ or otherwise acquire any unissued shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares or any shares, bonds, notes, debentures~~,~~  or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares. Notwithstanding anything contained herein to the contrary, the corporation shall have the power to grant preemptive rights to any of its shareholders by contract.

A-2

ARTICLE FIVE

The aggregate number of shares ~~to be issued initially, and the consideration to be received by~~which the corporation ~~therefor, are~~has issued is as follows:

Class	Par Value Per Share	Number of Shares Currently Issued
Common	No par	[17,273,776][1]
Preferred	No par	0

~~PAR VALUE NUMBER OF SHARES CONSIDERATION~~

~~CLASS PER SHARE PROPOSED TO BE ISSUED RECEIVED THERFOR~~

~~---------------------------------------------------------------------------------~~

~~Common NPV 1,000 $1,000.00~~

~~---------------------------------------------------------------------------------~~

~~TOTAL $1,000.00~~

The amount of paid-in capital is $[8,218,942].2

 ----------------------------

1 To be updated prior to filing with the Secretary of State of the State of Illinois.

2 To be updated prior to filing with the Secretary of State of the State of Illinois.

ARTICLE SI~~X: OPTIONAL~~ (amended)

Cumulative voting in the election of directors shall not be permitted by the corporation.

~~The number of directors constituting the initial board of directors of the corporation is TWO and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:~~

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~~NAME RESIDENTIAL ADDRESS~~

~~---------------------------------------------------------------------------------------~~

~~Michael Smolyansky 5246 Foster Avenue, Skokie, IL 60077~~

~~---------------------------------------------------------------------------------------~~

~~Edward Pucossi 1607 West Thome, Chicago, IL 60645~~

~~--------------------------------------------------------------------------------------~~

ARTICLE SEVE~~N: OPTIONAL~~ (amended)

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 8.65 of the Business Corporation Act or any successor provision thereto or (d) for any transaction from which the director derived an improper personal benefit; provided, however, that the foregoing shall not eliminate or limit the liability of a director for any act or omission occurring before the date on which this Article Seven becomes effective. If the Business Corporation Act is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act as so amended but only with respect to any act or omission occurring on or after the date on which this Article Seven becomes effective.

Any amendment, repeal or modification of any provision contained in this Article Seven, or the adoption of any provision of the Articles inconsistent with this Article Seven, shall not adversely affect any right or protection of any current or former director of the corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

~~(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $~~

~~(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $~~

~~(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be: $~~

~~(d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be: $~~

ARTICLE EIGH~~T: OTHER PROVISIONS~~ (amended)

~~Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.~~

~~NAMES & ADDRESSES OF INCORPORATORS~~

~~The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.~~

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The corporation shall indemnify its directors to the fullest extent authorized or permitted by the Business Corporation Act, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives; provided, however, that such right to indemnification shall apply to any action, suit or proceeding (or part thereof) brought by a director only under the circumstances permitted by the corporation’s by-laws (as amended or amended and restated from time to time). A director’s right to indemnification conferred by this Article Eight shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director presents to the corporation a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the corporation under this Article Eight or otherwise. The foregoing provisions of this paragraph shall apply only prospectively from the date on which this paragraph becomes effective and shall not apply to or have any effect on any act, omission, event or proceeding occurring prior to such date.

Any amendment, repeal or modification of any provision contained in this Article Eight, or the adoption of any provision of the Articles inconsistent with this Article Eight, shall not adversely affect any right or protection of any current or former director of the corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

* * * * *

The undersigned corporation has caused these Amended and Restated Articles of Incorporation to be signed by its duly authorized officer, who hereby declares, under penalties of perjury, that the statements made in the foregoing Amended and Restated

Articles of Incorporation are true and that these Amended and Restated Articles of Incorporation were adopted by the board of directors of the corporation and the shareholders in accordance with Section 10.20 of the Business Corporation Act.

DATED: ~~May 13~~[●], ~~1986~~2025

~~SIGNATURES AND NAMES POST OFFICE ADDRESS~~

LIFEWAY FOODS, INC., an Illinois corporation

~~1.~~	~~/s/ Michael Smolyansky 1. 5246 FOSTER AVENUE~~

~~----------------------------------------------- ---------------------------------------------- MICHAEL SMOLYANSKY SKOKIE, ILLINOIS 60077~~

~~----------------------------------------------- ----------------------------------------------~~

By:

Name ~~City/Town Date Zip~~:

~~2.~~	~~/s/ Ed Pucossi 2. 1607 WEST THOME~~

~~----------------------------------------------- ----------------------------------------------~~

~~Signature Street~~

~~EDWARD PUCOSSI CHICAGO, ILLINOIS 60645~~

~~----------------------------------------------- ----------------------------------------------~~

~~Name City/Town Date Zip~~Title:

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CERTIFICATE OF DESIGNATIONS OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF

LIFEWAY FOODS, INC.

Pursuant to Section 6.10 of the Illinois Business Corporation Act

The undersigned hereby certifies that, in accordance with Section 6.10 of the Illinois Business Corporation Act, as amended (the “IBCA”), the board of directors (the “Board”) of Lifeway Foods, Inc., an Illinois corporation (the “Corporation”), hereby makes this certificate of designations and hereby states and certifies that pursuant to the authority conferred upon the Board by the Corporation’s Articles of Incorporation, as amended (as such may be further amended, restated or amended and restated from time to time, the “Articles of Incorporation”), and the duly adopted resolutions of the Board, and pursuant to Section 8.40 of the IBCA, the Board duly adopted the following resolutions on November 4, 2024:

RESOLVED, that pursuant to the authority vested in the Board by the Charter (which authorizes 2,500,000 shares of preferred stock, no par value (“Preferred Stock”)), the Board hereby creates, authorizes and provides for the issue of a series of Preferred Stock, no par value, of the Corporation, to be designated “Series A Junior Participating Preferred Stock” (hereinafter referred to as the “Series A Preferred Stock”), initially consisting of 40,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions of the Series A Preferred Stock are not stated and expressed in the Charter, hereby fixes and herein states and expresses such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 40,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(a)           Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, no par value, of the Corporation (the “Common Stock”) shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1,000 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation, at any time after November 4, 2024 (the “Rights Declaration Date”), (x) declares any dividend on Common Stock payable in shares of Common Stock, (y) subdivides the outstanding Common Stock or (z) combines the outstanding Common Stock into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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(b)           The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series A Preferred Stock with respect to dividends, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)           Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding Common Stock or (iii) combines the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)           Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote collectively as one class on all matters submitted to a vote of shareholders of the Corporation.

(c)           Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(a)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)              declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards or (y) the amount of withholding taxes owed by the holder of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) such purchases necessary to satisfy the issuance of any shares upon the exercise or to satisfy the vesting and settlement of any options, warrants or similar rights or other equity awards pursuant to the terms of the Corporation’s equity plans maintained for the benefit its employees, directors and other service providers; or (C) the repurchase, redemption or other acquisition or retirement for value of any such shares from employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreement pursuant to which such shares were acquired;

A-7

(ii)            declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)          purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of capital stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a) above, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(a)           Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 6(c) below to reflect such events as stock splits, reverse stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of capital stock which rank prior to or on a parity with Series A Preferred Stock, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

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(b)           In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c)           In the event the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding Common Stock or (iii) combines the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, Etc. In case the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each share of Common Stock is exchanged or changed. In the event the Corporation at any time after the Rights Declaration Date (a) declares any dividend on Common Stock payable in shares of Common Stock, (b) subdivides the outstanding Common Stock or (c) combines the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series provides otherwise.

Section 10. Amendment. The Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

* * * * * * *

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Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date V81328 - TBD THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LIFEWAY FOODS, INC. THIS IS THE WHITE PROXY CARD 2 . 3 . 4 . WITH RESPECT TO PROPOSAL 1 : Election of eight (8) directors to hold office until the 2026 annual meeting of shareholders, and until their respective successors shall have been duly elected and qualified . While you may mark instructions with respect to any or all of the nominees, you should mark a vote “FOR” only eight (8) nominees in total . If you vote “FOR” more than eight (8) nominees, all of your votes on Proposal 1 will be invalid and will not be counted . You are permitted to vote for fewer than eight (8) nominees . If you vote “FOR” fewer than eight (8) nominees, your shares will only be voted “FOR” the nominees you mark . If you sign and return your proxy card and do not specify or direct how you want your shares to be voted, they will be voted “FOR” all of the Board of Directors’ recommended nominees . LIFEWAY FOODS, INC. [TBD] following one (1) Opposition Nominee (1i): The Board of Directors recommends you vote FOR Proposals 2a, 2b, 3 and 4: To approve and adopt amendments to the Articles of Incorporation to provide for: 2 a . The amendment and restatement of the Articles to effectuate ministerial changes and provide for director exculpation . 2 b . Provide for director indemnification and expense advancement . To ratify Grant Thornton LLP as our independent auditor for fiscal 2025. To approve, by non - binding advisory vote, executive compensation. 5 . Vote, on a non - binding advisory basis, on the frequency (i . e . , every one , two, or three years) of holding the say - on - pay vote . 6 . To consider a non - binding shareholder proposal regarding formation of a committee of the Board to conduct reviews of the Company’s management, the Company’s strategic plan and the Company’s strategic alternatives . The Board of Directors recommends you vote "1 Year" on Proposal 5: The Board of Directors recommends you vote AGAINST Proposal 6: ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain 1 Year 2 Years 3 Years Abstain ! ! ! ! For Against Abstain ! ! ! 1. Election of Directors: The Board of Directors recommends you vote WITHHOLD for the The Board of Directors recommends you vote FOR only the following eight (8) Board nominees (1a - 1h): Withhold For Opposition Nominee Withhold For Company Nominees ! ! 1i. George Sent ! ! 1a. Juan Carlos (JC) Dalto ! ! 1b. Rachel Drori ! ! 1c. Andee Harris ! ! 1d. Dorri McWhorter ! ! 1e. Jason Scher ! ! 1f. Julie Smolyansky ! ! 1g. [TBD] ! ! 1h. [TBD] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/[TBD ] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to [TBD].

V81329 - TBD LIFEWAY FOODS, INC. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD [TBD] THIS WHITE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice and Proxy Statement and Annual Report on Form 10 - K are available at www.proxyvote.com. Continued and to be signed on reverse side